UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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WEIGHT WATCHERS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

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WEIGHT WATCHERS INTERNATIONAL, INC.

11 Madison Avenue, 17th Floor

New York, New York 10010

Corporate Web Site: www.weightwatchersinternational.com

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 7, 2007

The 2007 Annual Meeting of Shareholders of Weight Watchers International, Inc. (the “Company”) will be held at The Carlton Hotel, 88 Madison Avenue, New York, N.Y. 10016 on Monday, May 7, 2007, at 10:00 A.M. Eastern Time (the “2007 Annual Meeting”), to consider and act upon each of the following matters:

1.	To elect three members to the Board of Directors to serve for a three-year term as Class III directors;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2007; and

3.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

These items of business are more fully described in the attached Proxy Statement. Only shareholders of record at the close of business on March 27, 2007, the record date, are entitled to notice of, and to vote at, the 2007 Annual Meeting and at any adjournments or postponements of the 2007 Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE 2007 ANNUAL MEETING OF SHAREHOLDERS, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

By Order of the Board of Directors

JEFFREY A. FIARMAN

Executive Vice President,

General Counsel and Secretary

New York, New York

March 30, 2007

WEIGHT WATCHERS INTERNATIONAL, INC.

11 Madison Avenue, 17th Floor

New York, New York 10010

PROXY STATEMENT

FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 7, 2007

The Board of Directors of Weight Watchers International, Inc. (the “Company”) is soliciting proxies for the 2007 Annual Meeting of Shareholders to be held at The Carlton Hotel, 88 Madison Avenue, New York, New York 10016 on Monday, May 7, 2007 at 10:00 A.M. Eastern Time (the “2007 Annual Meeting”). This Proxy Statement and the accompanying proxy card contain information about the items you will vote on at the 2007 Annual Meeting.

i

BASIS OF PRESENTATION

Weight Watchers International, Inc. is a Virginia corporation with its principal executive offices in New York, New York. In this Proxy Statement, unless the context indicates otherwise: “we”, “us”, “our” and “Company” refers to Weight Watchers International, Inc. and all subsidiaries consolidated for purposes of its financial statements, including WeightWatchers.com, Inc. and its subsidiaries; “Weight Watchers International” refers to Weight Watchers International, Inc. and all of its subsidiaries other than WeightWatchers.com, Inc. and subsidiaries of WeightWatchers.com, Inc.; and “WeightWatchers.com” refers to WeightWatchers.com, Inc. and its subsidiaries. Our fiscal year ends on the Saturday closest to December 31st and consists of either 52- or 53-week periods. References in this Proxy Statement to:

•	“fiscal 2005” refer to our fiscal year ended December 31, 2005;

•	“fiscal 2006” refer to our fiscal year ended December 30, 2006;

•	“fiscal 2007” refer to our fiscal year ended December 29, 2007; and

•	“fiscal 2008” refer to our fiscal year ended January 3, 2009.

ii

INFORMATION ABOUT THE 2007 ANNUAL MEETING OF SHAREHOLDERS AND VOTING

The Board of Directors of Weight Watchers International, Inc. is soliciting proxies for the 2007 Annual Meeting of Shareholders to be held at The Carlton Hotel, 88 Madison Avenue, New York, New York 10016 on Monday, May 7, 2007 at 10:00 A.M. Eastern Time. This Proxy Statement and the accompanying proxy card contain information about the items you will vote on at the 2007 Annual Meeting.

Who is entitled to vote?

If you are the holder of record of common stock, no par value per share, of the Company (the “Common Stock”) at the close of business on March 27, 2007 (the “Record Date”), you are entitled to vote at the 2007 Annual Meeting and at any and all adjournments or postponements of the 2007 Annual Meeting. You are entitled to one vote for each share of Common Stock you own for each matter presented for vote at the 2007 Annual Meeting. As of the close of business on the Record Date, there were 78,664,226 shares of Common Stock outstanding.

What are the procedures for voting?

Shareholders of record may vote in person (i) by attending the 2007 Annual Meeting or (ii) by completing and returning the proxy card by mail. To vote your proxy by mail, mark your vote on the enclosed proxy card, and then return it by following the directions on the card. Your proxy, if not properly revoked, will be voted in accordance with your instructions. If you do not mark a selection, your proxy will be voted as recommended by the Board of Directors. Your vote is very important, so whether you plan to attend the 2007 Annual Meeting or not, we encourage you to vote by proxy as soon as possible.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy to the Company or to vote in person at the 2007 Annual Meeting. The Company has enclosed a proxy card for you to use.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the 2007 Annual Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the 2007 Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2007 Annual Meeting. Your broker, trustee or nominee will send you separate instructions describing the procedure for voting your shares.

How can I change my vote?

You may revoke your proxy or change your voting instructions before the time of voting at the 2007 Annual Meeting by (i) delivering a written revocation or a later-dated proxy to the Corporate Secretary of the Company at the address of the Company’s principal executive offices or (ii) attending the 2007 Annual Meeting and voting in person.

How many shares must be present or represented to constitute a quorum for the 2007 Annual Meeting?

The presence of a majority of the outstanding shares, in person or represented by proxy, of the Common Stock entitled to vote at the 2007 Annual Meeting constitutes a quorum. A quorum is necessary in order to conduct business at the 2007 Annual Meeting. You are part of the quorum if you have voted by proxy. Shares held of record by your broker, trustee, or nominee (“Broker Shares”) that are voted on any matter and abstentions are included in determining the number of votes present. Broker Shares that are not voted on any matter at the 2007 Annual Meeting are not included in determining whether a quorum is present. If a quorum is not present, the 2007 Annual Meeting will be rescheduled for a later date.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board of Directors and “FOR” the ratification of the independent registered public accounting firm for fiscal 2007.

What is the voting requirement to approve each of the proposals?

Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the 2007 Annual Meeting. The three nominees receiving the highest number of affirmative votes at the 2007 Annual Meeting will be elected as Class III directors for a three-year term. Abstentions and Broker Shares that are not voted in the election of directors will have no effect on the election of directors.

Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of the independent registered public accounting firm for fiscal 2007 will be ratified if the votes cast, in person or by proxy, at the 2007 Annual Meeting for ratification exceed the number of votes cast against ratification. Abstentions and Broker Shares that are not voted on the ratification of the appointment of the independent registered public accounting firm will have no effect on the proposal to ratify the appointment of PricewaterhouseCoopers LLP.

Other Matters. The affirmative vote of the majority of shares present, in person or by proxy, at the 2007 Annual Meeting is generally required for approval for all other matters that may properly come before the 2007 Annual Meeting. If any other matter not discussed in this Proxy Statement properly comes before the 2007 Annual Meeting upon which a vote may be taken, shares represented by all proxies received by the Company will be voted on that matter in accordance with the discretion of the persons named as proxy holders.

How are votes counted?

Shareholders’ proxies are received by the Company’s independent proxy processing agent, and the vote is certified by independent inspectors of election. Proxies and ballots that identify the vote of individual shareholders will be kept confidential, except as necessary to meet legal requirements, in cases where shareholders write comments on their proxy cards or in a contested proxy solicitation. During the proxy solicitation period, the Company will receive vote tallies from time to time from the inspectors, but such tallies will provide aggregate figures rather than names of shareholders. The independent inspectors will notify the Company if a shareholder has failed to vote.

Who will bear the cost of soliciting votes for the 2007 Annual Meeting?

The Company will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting materials sent by the Company to shareholders. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy-soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews.

How can shareholders communicate with the Board of Directors?

Shareholders who want to communicate with the Board of Directors or any individual director can write to them c/o Weight Watchers International, Inc., Attention: Corporate Secretary, 11 Madison Avenue, 17th Floor, New York, New York 10010. Your letter should indicate that you are a shareholder. Depending on the subject matter, our Corporate Secretary will: (i) forward the communication to the director or directors to whom it is addressed; (ii) attempt to handle the inquiry directly, for example when the request is for information about the Company or is a stock-related matter; or (iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each Board of Directors meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded to the director or directors to whom they were addressed, and shall make those communications available to the Board of Directors upon request.

When do we anticipate mailing the proxy materials to shareholders?

It is anticipated that this Proxy Statement and the accompanying proxy card will be first mailed to shareholders on or about March 30, 2007.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is currently divided into three classes, with members of each class holding office for staggered three-year terms (in all cases subject to election and qualification of their successors and to the earlier of their death, resignation or removal). The following individuals are our current directors and serve for the terms indicated:

Class III Directors (term expiring in 2007)

Philippe J. Amouyal

David P. Kirchhoff

Sam K. Reed

Class I Directors (term expiring in 2008)

Raymond Debbane

John F. Bard

Jonas M. Fajgenbaum

Class II Directors (term expiring in 2009)

Marsha Johnson Evans

Sacha Lainovic

Christopher J. Sobecki

The Board of Directors has nominated for election at the 2007 Annual Meeting as Class III directors to serve until the 2010 annual meeting of shareholders and until their successors have been elected and qualified the following slate of three nominees: Philippe J. Amouyal, David P. Kirchhoff and Sam K. Reed. Each of the nominees is currently serving as a director of the Company and was elected by the shareholders at the Company’s 2004 annual meeting of shareholders, except for Mr. Kirchhoff who was appointed by the Board of Directors to replace Linda Huett upon her resignation as director as of December 30, 2006.

Mr. Reed has notified the Board of Directors of his intent to resign as a director of the Company as of the end of fiscal 2007 or such earlier date following the 2007 Annual Meeting as a suitable successor director is duly elected and qualified by the Board of Directors. Mr. Reed has informed the Board of Directors that his intention to resign is due to his desire to further focus on his duties and obligations as Chief Executive Officer and Chairman of TreeHouse Foods, Inc. Mr. Reed also has informed the Board of Directors that his intention to resign is not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices. In accordance with the Company’s Articles of Incorporation, any successor director to Mr. Reed elected by the Board of Directors shall hold office until the 2008 annual meeting of shareholders, where he or she shall stand for election by the Company’s shareholders. In such event, the successor director elected by the shareholders at the 2008 annual meeting of shareholders shall hold office for a term coinciding with Mr. Reed’s remaining Class III term (i.e., until the 2010 annual meeting of shareholders).

Unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy card to that effect, the persons named in the enclosed proxy card will, upon receipt of a properly executed proxy card, vote to elect Philippe J. Amouyal, David P. Kirchhoff and Sam K. Reed as Class III directors for a term expiring at the 2010 annual meeting of shareholders and until their successors have been elected and qualified. Except as described above, the Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of such substitutes as the Board of Directors may designate.

Set forth below are the names and certain information with respect to each of the nominees to serve as a Class III director of Weight Watchers International.

Background Information on Nominees

Background information about each of the nominees to serve as directors for a three-year term expiring at the 2010 annual meeting of shareholders and until their successors have been elected and qualified (Class III directors) are as follows:

Philippe J. Amouyal. Mr. Amouyal has been a director since November 2002. Mr. Amouyal is a Managing Director of The Invus Group, LLC, a position he has held since 1999. Previously, Mr. Amouyal was a Vice President and director of The Boston Consulting Group, Inc. in Boston, MA. He holds an M.S. in engineering and a DEA in Management from Ecole Centrale de Paris and was a Research Fellow at the Center for Policy Alternatives of the Massachusetts Institute of Technology. Mr. Amouyal is a director of GoldenSource Corporation and Blue Buffalo Company Ltd.

David P. Kirchhoff. Mr. Kirchhoff has been a director and our Chief Executive Officer and President since December 31, 2006. Mr. Kirchhoff has served and continues to serve as the Chief Executive Officer and President of WeightWatchers.com since rejoining WeightWatchers.com in June 2004. He also served as our Chief Operating Officer, Europe and Asia, from September 2005 until December 2006. Prior to rejoining WeightWatchers.com, Mr. Kirchhoff served as Chief Financial Officer of the Enthusiast Media Group of Primedia, Inc. from September 2003 to June 2004. Mr. Kirchhoff originally joined WeightWatchers.com in January 2000 as Senior Vice President, Strategy and Business Development, and served as Chief Financial Officer of WeightWatchers.com from January 2003 until his departure in August 2003. Prior to joining WeightWatchers.com in January 2000, he was Director of Corporate Strategy and Development for Pepsico, Inc. Previously, Mr. Kirchhoff was a manager and consultant with The Boston Consulting Group in Washington, D.C. He holds a B.S. in Biomedical and Electrical Engineering from Duke University and an M.B.A. from the University of Chicago Graduate School of Business.

Sam K. Reed. Mr. Reed has been a director since February 2002. Mr. Reed has over 30 years of experience in the food industry. He is currently the Chief Executive Officer and Chairman of TreeHouse Foods, Inc. Previously Mr. Reed was the Chief Executive Officer of Dean Specialty Foods Holdings, Inc. Formerly, Mr. Reed was Vice Chairman and a director of Kellogg Company, the world’s leading producer of cereal and a leading producer of convenience foods. From 1996 to 2001, Mr. Reed was Chief Executive Officer, President and a director of Keebler Foods Company. Previously, he was Chief Executive Officer of Specialty Foods Corporation’s Western Bakery Group division. Mr. Reed received a B.A. from Rice University and an M.B.A. from Stanford Graduate School of Business. Mr. Reed is a director of the Tractor Supply Company and TreeHouse Foods, Inc.

Our Board of Directors recommends that you vote FOR the election of each of the Class III director nominees

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors (the “Audit Committee”) has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to serve as the Company’s independent registered public accounting firm for fiscal 2007. Representatives of PricewaterhouseCoopers are expected to be present at the 2007 Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Ratification by the shareholders of the selection of the independent registered public accounting firm is not required, but the Board of Directors believes that it is desirable to submit this matter to the shareholders. If the selection of PricewaterhouseCoopers is not approved at the meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment.

Our Board of Directors recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm

CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

Our Board of Directors is currently comprised of nine members. The Company’s Board of Directors is divided into three classes, equal in number, with each director serving a three-year term and one class being elected at each year’s annual meeting of shareholders.

The Board of Directors of the Company held 10 meetings during fiscal 2006. Each of the directors attended at least 90% or more of the meetings of the Board of Directors and all committees of the Board of Directors on which they served that were held during fiscal 2006. It is the Board of Director’s policy that directors should attend our 2007 Annual Meeting absent exceptional cause. All of our then current directors attended the Company’s 2006 annual meeting of shareholders.

Directors of Weight Watchers International

Set forth below in the section entitled “Executive Officers and Directors of the Company” are the names and certain information with respect to each of our current directors.

Director Nominations

The Company is not required to have a nominating committee because it is a “controlled company” as described below. Because of this fact and because the Board of Directors believes that all of the directors of the Company should be involved in the process of nominating persons for election as directors, the Board of Directors does not have a nominating committee. As such, the Board of Directors as a whole performs the functions of a nominating committee and is responsible for reviewing the requisite skills and characteristics of the nominees for the Board of Directors of the Company.

Identifying and Evaluating Nominees for Directors

The Board of Directors will consider candidates for nomination as a director recommended by shareholders, current directors, officers, third-party search firms and other sources. In evaluating candidates, the Board of Directors considers the attributes of the candidate, including but not limited to their skills, experience, legal and regulatory requirements and the needs of the Board of Directors. The Board of Directors will review all candidates in the same manner, regardless of the source of the recommendation. The Board of Directors will consider individuals recommended by shareholders for nomination as a director in accordance with the procedures described below. While the Board of Directors has not adopted a separate charter setting forth the guidelines for its nomination duties, the guidelines for determining director independence and qualifications for directors are described in Articles II and III of our Corporate Governance Guidelines.

Procedures for Submitting Director Recommendations and Nominations

The Company’s Bylaws provide that shareholders may nominate persons for election as directors at the Company’s shareholders meeting by giving timely written notice to the Company containing required information. The Company’s Bylaws require that, to be timely and proper, notice of a nomination by a shareholder must be delivered to or mailed to and received at the Company’s principal executive offices as follows: (A) for elections to be held at an annual meeting of the shareholders, at least 120 days and no more than 150 days before the first anniversary of the date of the proxy statement in conjunction with the annual meeting of shareholders for the prior year; (B) if the date of the annual meeting is more than 30 days earlier or later than the anniversary date of the prior year’s annual meeting, notice must be received not earlier than the 60th day prior to such annual meeting; and (C) for elections that are going to take place at a special meeting of the shareholders, no later than the close of business on the seventh day after the day on which notice of the date of the special meeting is first given to shareholders. In notifying the Board of Directors, the shareholder should provide the following information to the Board of Directors: (i) the name and the address of the shareholder making the submission, as they appear on the Company’s stock transfer books, and the name, age and business and residential addresses of the candidate to be considered; (ii) a representation by the shareholder that the shareholder is a shareholder of record and intends to appear in person or by proxy at the meeting to nominate the candidate; (iii) the class or series and number of shares of the Company’s stock that are beneficially owned by the shareholder making the submission and by the candidate, (iv) a description of all arrangements or understandings between the shareholder and the candidate and any other person (naming such person) pursuant to which such nomination is to be made by such shareholder, (v) an executed written consent of the candidate to serve as a director of the Company if so elected; (vi) the principal occupation or employment of the candidate; and (vii) any other information relating to the candidate required to be disclosed in accordance with the Bylaws and the Securities Exchange Act of 1934, as amended, and the rules and regulation thereunder (“Exchange Act”). The foregoing information should be submitted to the Board of Directors through the Corporate Secretary, Weight Watchers International, Inc., 11 Madison Avenue, 17th Floor, New York, NY 10010, (212) 589-2700.

Committees of the Board of Directors

The standing committees of our Board of Directors consist of an Audit Committee and a Compensation and Benefits Committee (the “Compensation Committee”). Due to the beneficial ownership by Artal Group S.A. (together with its parent and its subsidiaries, “Artal”) of more than 50% of our outstanding Common Stock, we are considered a “controlled company” as defined in the listing standards of the New York Stock Exchange (“NYSE”). As such, we have elected to be exempt from the requirements to have nominating/corporate governance and compensation committees composed entirely of independent directors and a majority of independent directors on our Board of Directors.

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the NYSE. The members of the Audit Committee are Mr. Reed, Mr. Bard and Ms. Evans. The Audit Committee held eleven meetings during fiscal 2006.

The principal duties of our Audit Committee are as follows:

•	to oversee that our management has maintained the reliability and integrity of our accounting policies and financial reporting and our disclosure practices;

•	to oversee that our management has established and maintained processes to ensure that an adequate system of internal controls is functioning;

•	to oversee that our management has established and maintained processes to ensure our compliance with all applicable laws, regulations and corporate policy;

•	to prepare an annual performance evaluation of the Audit Committee;

•

to establish and maintain procedures for the receipt, retention and treatment of complaints received by us, from any source, regarding accounting, internal accounting controls or auditing matters and from our employees for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters;

•	to assist the Board of Directors in its oversight of the integrity of our financial statements;

•	to review the earnings press release prior to the release of earnings and to review our annual and quarterly financial statements prior to their filing;

•

to oversee the performance of our independent registered public accounting firm and to retain or terminate the independent registered public accounting firm and approve all audit and non-audit engagement fees and terms;

•	to review at least annually, the qualifications, performance and independence of our independent registered public accounting firm; and

•	in consultation with the independent accountants, management and the internal auditors, to review the integrity of the Company’s financial reporting processes, both internal and external.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. The Audit Committee shall also serve as a qualified legal compliance committee within the meaning of the Exchange Act.

Our Board of Directors has determined that each of the Audit Committee members, Mr. Reed, Ms. Evans and Mr. Bard, is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act, has satisfied the financial literacy requirements of the NYSE and has no direct or indirect material relationship with us and thus is independent under applicable listing standards of the NYSE, Rule 10A-3 under the Exchange Act and our Corporate Governance Guidelines. The Audit Committee operates under a written charter, which is available on our website at www.weightwatchersinternational.com and is attached to this Proxy Statement as Appendix A. In addition, shareholders may request a free copy of the Audit Committee charter from: Weight Watchers International, Inc., Attention: Corporate Secretary, 11 Madison Avenue, 17th Floor, New York, NY 10010, (212) 589-2700.

Compensation and Benefits Committee

We have a Compensation Committee established in accordance with the listing standards of the NYSE for “controlled companies.” The current members of the Compensation Committee are Mr. Debbane, Mr. Bard and Mr. Amouyal. Mr. Lainovic resigned as a member of the Compensation Committee in May 2006 and he was replaced by Mr. Amouyal at that time. The Compensation Committee held five meetings during fiscal 2006. The principal duties of the Compensation Committee are as follows:

•	to establish and review the overall compensation philosophy of the Company;

•	to review and approve corporate goals and objectives relevant to the CEO’s and other executive officers’ compensation, including annual performance objectives;

•

to evaluate the performance of the CEO and other executive officers in light of these criteria and, based on such evaluation, review and approve the annual salary, bonus, equity-based compensation and other benefits, direct and indirect, of the CEO and other executive officers;

•	to review and make recommendations to the Board of Directors with respect to the Company’s stock-based plans, and oversee the activities of the individuals responsible for administering those plans;

•	to review and recommend to the full Board of Directors compensation of directors as well as director’s and officer’s indemnification and insurance matters;

•	to review and make recommendations to the full Board of Directors, or approve, employee pension, profit sharing and benefit plans; and

•	to prepare recommendations and periodic reports to the Board of Directors concerning these matters.

The Compensation Committee processes and procedures for the consideration and determination of executive and director compensation are discussed in the section entitled “Executive Compensation” below. The Compensation Committee operates under a written charter, which is available on our website at www.weightwatchersinternational.com. In addition, shareholders may request a free copy of the Compensation Committee charter from: Weight Watchers International, Inc., Attention: Corporate Secretary, 11 Madison Avenue, 17th Floor, New York, NY 10010, (212) 589-2700. See the Compensation Committee’s Report and the Compensation Discussion and Analysis in the section entitled “Executive Compensation”.

Director Independence

Three of our nine directors, Mr. Reed, Ms. Evans and Mr. Bard, are independent under applicable listing standards of the NYSE and our Corporate Governance Guidelines. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in Article II of our Corporate Governance Guidelines, the Board of Directors will consider all relevant facts and circumstances in making an independence determination.

All members of the Audit Committee must be independent directors based on our Corporate Governance Guidelines and under the listing standards of the NYSE and Rule 10A-3 under the Exchange Act. Members of the Audit Committee must also satisfy a separate SEC independence requirement, which provides that they may not (i) accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation and (ii) be an affiliate of the Company. Our Board of Directors has determined that each of the Audit Committee members, Mr. Reed, Ms. Evans and Mr. Bard, has no material relationship with us and satisfies the independence requirements under our Corporate Governance Guidelines, the listing standards of the NYSE, and Rule 10A-3 under the Exchange Act.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics for our officers, including our principal executive officer, principal financial officer, principal accounting officer and controller, and our employees and directors. Our Code of Business Conduct and Ethics is available on our website at www.weightwatchersinternational.com. In addition, shareholders may request a free copy of the Code of Business Conduct and Ethics from Weight Watchers International, Inc., Attention: Corporate Secretary, 11 Madison Avenue, 17th Floor, New York, NY 10010, (212) 589-2700.

In addition to any disclosures required under the Exchange Act, any amendment of our Code of Business Conduct and Ethics or waiver thereof applicable to any of our principal executive officer, principal financial officer, principal accounting officer or controller will be disclosed on our website within five days of the date of such amendment or waiver. In the case of a waiver, the nature of the waiver, the name of the person to whom the waiver was granted and the date of the waiver will also be disclosed.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines for our officers, directors and employees, which include guidelines for determining director independence and qualifications for directors. All of the Company’s corporate governance materials, including the Corporate Governance Guidelines and Board committee charters and key practices, are available in the Corporate Governance page of our website at www.weightwatchersinternational.com. In addition, shareholders may request a free copy of our Corporate Governance Guidelines from Weight Watchers International, Inc., Attention: Corporate Secretary, 11 Madison Avenue, 17th Floor, New York, NY 10010, (212) 589-2700. The Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, committee charters and key practices as warranted.

Executive Sessions of Non-Management Directors

Non-management directors meet in executive sessions of the Board of Directors in which management directors and other members of management do not participate. These sessions are periodically scheduled for non-management directors at each meeting of the Board of Directors. The Chairman of the Board, Mr. Debbane, presides over the meetings of the non-management directors. In addition, the directors who are independent under applicable listing standards of the NYSE and our Corporate Governance Guidelines periodically held sessions at meetings of the Board of Directors and Mr. Reed presided over these sessions.

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

Set forth below are the names, ages as of December 30, 2006 and current positions with us and our subsidiaries of our executive officers and directors. Directors are elected at the annual meeting of shareholders. Executive officers are appointed by, and hold office at, the discretion of the directors.

Name	Age	Position
David P. Kirchhoff	40	President and Chief Executive Officer, Director
Ann M. Sardini	56	Chief Financial Officer
Thilo Semmelbauer	41	Chief Operating Officer
Jeffrey A. Fiarman	38	Executive Vice President, General Counsel and Secretary
Raymond Debbane(1)	51	Chairman of the Board
Philippe J. Amouyal(1)	48	Director
John F. Bard(1)(2)	65	Director
Marsha Johnson Evans(2)	59	Director
Jonas M. Fajgenbaum	34	Director
Sacha Lainovic	50	Director
Sam K. Reed(2)	59	Director
Christopher J. Sobecki	48	Director

(1)

Member of our Compensation Committee. Compensation Committee memberships changed during fiscal 2006. In May 2006, Mr. Amouyal became a member and Mr. Lainovic resigned as a member of the Compensation Committee.

(2)	Member of our Audit Committee.

David P. Kirchhoff. Mr. Kirchhoff has been a director and our Chief Executive Officer and President since December 31, 2006. Mr. Kirchhoff has served and continues to serve as the Chief Executive Officer and President of WeightWatchers.com since rejoining WeightWatchers.com in June 2004. He also served as our Chief Operating Officer, Europe and Asia from September 2005 until December 2006. Prior to rejoining WeightWatchers.com, Mr. Kirchhoff served as Chief Financial Officer of the Enthusiast Media Group of Primedia, Inc. from September 2003 to June 2004. Mr. Kirchhoff originally joined WeightWatchers.com in January 2000 as Senior Vice President, Strategy and Business Development, and served as Chief Financial Officer of WeightWatchers.com from January 2003 until his departure in August 2003. Prior to joining WeightWatchers.com in January 2000, he was Director of Corporate Strategy and Development for Pepsico, Inc. Previously, Mr. Kirchhoff was a manager and consultant with The Boston Consulting Group in Washington, D.C. He holds a B.S. in Biomedical and Electrical Engineering from Duke University and an M.B.A. from the University of Chicago Graduate School of Business.

Ann M. Sardini. Ms. Sardini has served as our Chief Financial Officer since April 2002 when she joined our company. Ms. Sardini has over 20 years of experience in senior financial management positions in branded media and consumer products companies. Prior to joining us, she served as Chief Financial Officer of VitaminShoppe.com, Inc. from 1999 to 2001, and from 1995 to 1999 she served as Executive Vice President and Chief Financial Officer for the Children’s Television Workshop. In addition, Ms. Sardini has held finance positions at QVC, Inc., Chris Craft Industries and the National Broadcasting Company. Ms. Sardini received a B.A. from Boston College and an M.B.A. from Simmons College Graduate School of Management. Ms. Sardini is also a director of Venaca Inc.

Thilo Semmelbauer. Mr. Semmelbauer has served as our Chief Operating Officer since December 31, 2006. Prior to that time, Mr. Semmelbauer served as our Chief Operating Officer for North America from March 2004 to December 2006 and President and Chief Operating Officer of WeightWatchers.com from February 2000 to March 2004. Prior to WeightWatchers.com, Mr. Semmelbauer was with The Boston Consulting Group in the Consumer Goods, Technology and e-Commerce practices. Previously, Mr. Semmelbauer was in Product Management at Motorola, Inc. He received his Master of Science degree in Management and Engineering from the Massachusetts Institute of Technology and is a graduate of Dartmouth College.

Jeffrey A. Fiarman. Mr. Fiarman has served as our Executive Vice President, General Counsel and Secretary since May 2006. Prior to that time, Mr. Fiarman served as our Vice President and Associate General Counsel from July 2005 to May 2006 and as General Counsel of WeightWatchers.com since June 2000. He has also been Secretary of WeightWatchers.com since July 2000 and Senior Vice President of WeightWatchers.com since March 2002. Mr. Fiarman also held the position of Vice President, Business Development of WeightWatchers.com from June 2000 to March 2002. Prior to joining WeightWatchers.com, Mr. Fiarman was an attorney with Gibson, Dunn & Crutcher LLP in Washington, D.C. specializing in corporate and tax law, from September 1993 to May 2000. Mr. Fiarman holds a B.S. in Economics from the Wharton School of the University of Pennsylvania and a J.D. from Columbia University School of Law.

Raymond Debbane. Mr. Debbane has been the Chairman of our Board of Directors since our acquisition by Artal on September 29, 1999. Mr. Debbane is a co-founder and President of The Invus Group, LLC. Prior to forming The Invus Group, LLC in 1985, Mr. Debbane was a manager and consultant for The Boston Consulting Group in Paris, France. He holds an M.B.A. from Stanford Graduate School of Business, an M.S. in Food Science and Technology from the University of California, Davis and a B.S. in Agricultural Sciences and Agricultural Engineering from American University of Beirut. Mr. Debbane is a director of Artal Group S.A., and Ceres, Inc. and the Chairman of the Board of Directors of GoldenSource Corporation.

Philippe J. Amouyal. Mr. Amouyal has been a director since November 2002. Mr. Amouyal is a Managing Director of The Invus Group, LLC, a position he has held since 1999. Previously, Mr. Amouyal was a Vice President and director of The Boston Consulting Group, Inc. in Boston, MA. He holds an M.S. in engineering and a DEA in Management from Ecole Centrale de Paris and was a Research Fellow at the Center for Policy Alternatives of the Massachusetts Institute of Technology. Mr. Amouyal is a director of GoldenSource Corporation and Blue Buffalo Company Ltd.

John F. Bard. Mr. Bard has been a director since November, 2002. Since 1999, Mr. Bard has been a director of the Wm. Wrigley Jr. Company, where he served as Executive Vice President from 1999 to 2000, Senior Vice President from 1990 to 1999, and at the same time served as Chief Financial Officer from 1990 until his retirement from management in 2000. He began his business career in 1963 with The Procter & Gamble Company in financial management. He subsequently was Group Vice President and Chief Financial Officer and a director of The Clorox Company and later President and a director of Tambrands, Inc., prior to joining Wrigley. Mr. Bard holds a B.S. in business from Northwestern University and an M.B.A. in Finance from the University of Cincinnati. Mr. Bard also serves as a director of The Sun-Times Media Group, Inc.

Marsha Johnson Evans. Ms. Evans has been a director since February 2002. Ms. Evans served as President and Chief Executive Officer of the American Red Cross, the preeminent humanitarian organization in the United States, from August 2002 to December 2005, and previously served as the National Executive Director of Girl Scouts of the U.S.A. from January 1998 to July 2002. A retired Rear Admiral in the United States Navy, Ms. Evans has served as superintendent of the Naval Postgraduate School in Monterey, California from 1995 to 1998 and headed the Navy’s worldwide recruiting organization from 1993 to 1995. Ms. Evans received a B.A. from Occidental College and a Master’s Degree from the Fletcher School of Law and Diplomacy at Tufts University. Ms. Evans is currently a director of Huntsman Corporation, Lehman Brothers Holdings, Inc., Office Depot Inc. and the Naval Academy Foundation.

Jonas M. Fajgenbaum. Mr. Fajgenbaum has been a director since our acquisition by Artal on September 29, 1999. Mr. Fajgenbaum is a Managing Director of The Invus Group, LLC, which he joined in 1996. Prior to joining The Invus Group, LLC, Mr. Fajgenbaum was a consultant for McKinsey & Company in New York from 1994 to 1996. He graduated with a B.S. from the Wharton School of Business and a B.A. in Economics from the University of Pennsylvania. Mr. Fajgenbaum is a director of Elixir Medical Group and BlueMercury, Inc.

Sacha Lainovic. Mr. Lainovic has been a director since our acquisition by Artal on September 29, 1999. Mr. Lainovic is a co-founder and Managing Partner of Invus Financial Advisors, LLC, a New York-based investment firm. From 1985 to 2006, Mr. Lainovic was a co-founder and the Executive Vice President of The Invus Group, LLC. Prior to forming The Invus Group, LLC in 1985, Mr. Lainovic was a manager and consultant for The Boston Consulting Group in Paris, France. He holds an M.B.A. from Stanford Graduate School of Business and an M.S. in engineering from Insa de Lyon in Lyon, France.

Sam K. Reed. Mr. Reed has been a director since February 2002. Mr. Reed has over 30 years of experience in the food industry. He is currently the Chief Executive Officer and Chairman of TreeHouse Foods, Inc. Previously Mr. Reed was the Chief Executive Officer of Dean Specialty Foods Holdings, Inc. Formerly, Mr. Reed was Vice Chairman and a director of Kellogg Company, the world’s leading producer of cereal and a leading producer of convenience foods. From 1996 to 2001, Mr. Reed was Chief Executive Officer, President and a director of Keebler Foods Company. Previously, he was Chief Executive Officer of Specialty Foods Corporation’s Western Bakery Group division. Mr. Reed received a B.A. from Rice University and an M.B.A. from Stanford Graduate School of Business. Mr. Reed is a director of the Tractor Supply Company and TreeHouse Foods, Inc.

Christopher J. Sobecki. Mr. Sobecki has been a director since our acquisition by Artal on September 29, 1999. Mr. Sobecki, a Managing Director of The Invus Group, LLC, joined the firm in 1989. He received an M.B.A. from Harvard Business School. He also obtained a B.S. in Industrial Engineering from Purdue University. Mr. Sobecki is also a director of Nitromed Inc., GoldenSource Corporation, Eduventures, LLC and BlueMercury, Inc.

AUDIT COMMITTEE DISCLOSURE

Audit Fees

Audit fees for fiscal 2006 were for professional services rendered by PricewaterhouseCoopers in connection with their (i) integrated audits of our consolidated financial statements and internal control over financial reporting as of and for fiscal 2006, including statutory audits of the financial statements of our subsidiaries, (ii) reviews of our unaudited consolidated interim financial statements as of and for the quarters ended April 1, 2006, July 1, 2006 and September 30, 2006, and (iii) reviews of documents filed with the SEC.

Audit fees for fiscal 2005 were for professional services rendered by PricewaterhouseCoopers in connection with their (i) integrated audits of our consolidated financial statements and internal control over financial reporting as of and for the year ended December 31, 2005, including statutory audits of the financial statements of our subsidiaries, (ii) reviews of our unaudited consolidated interim financial statements as of and for the quarters ended April 2, 2005, July 2, 2005, and October 1, 2005 and (iii) reviews of documents filed with the SEC.

Audit Related Fees

The audit related fees for fiscal 2006 were for professional services rendered by PricewaterhouseCoopers related to accounting consultations regarding the Company’s statutory reporting. The audit related fees for fiscal 2005 were related to due diligence for acquisitions and accounting consultations regarding the Company’s statutory reporting.

Tax Fees

Tax fees for fiscal 2006 and fiscal 2005 were for services rendered by PricewaterhouseCoopers primarily related to tax compliance and international tax planning and strategies.

All Other Fees

All other fees for fiscal 2006 and fiscal 2005 were for services rendered by PricewaterhouseCoopers primarily related to employee benefit plan advisory services.

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy provides for pre-approval of audit, audit-related and tax services by category so long as such services are specifically described to the Audit Committee on an annual basis (e.g., in the engagement letter) (“general pre-approval”). In addition, individual engagements that have not received general pre-approval and/or are anticipated to exceed pre-established thresholds must be separately approved in advance on a case-by-case basis (“specific pre-approval”). The Audit Committee is mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may choose to determine, for a particular year, an appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services and the total amount of fees for certain permissible non-audit services classified as All Other services. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. In its Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee delegated specific pre-approval authority to its chairperson, provided that the estimated fee for any such proposed pre-approval service does not exceed $50,000.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered to us by PricewaterhouseCoopers for fiscal 2006 and fiscal 2005:

	Fiscal 2006	Fiscal 2005
Audit Fees	$2,013,000	$1,856,999
Audit Related Fees	10,000	268,954
Tax Fees	297,000	409,362
All Other Fees	70,000	111,857

Total Fees	$2,390,000	$2,647,172

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors with respect to the Company’s audited financial statements for fiscal 2006.

The Audit Committee is governed by the Audit Committee Charter adopted by the Company’s Board of Directors. Our Board of Directors has determined that each member of the Audit Committee, Sam K. Reed, John F. Bard and Marsha Johnson Evans, is an “independent” director based on Rule 10A-3 of the Exchange Act, the listing standards of the NYSE and our Corporate Governance Guidelines and is an “audit committee financial expert” as defined by SEC rules.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee has met, reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has held discussions with management and PricewaterhouseCoopers, the Company’s independent registered public accounting firm for fiscal 2006, regarding the fair and complete presentation of the Company’s financial position and results of operations in accordance with accounting principles generally accepted in the United States of America and regulations of the SEC. The Audit Committee also has held discussions with management and PricewaterhouseCoopers regarding the effectiveness of the Company’s internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that the Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. PricewaterhouseCoopers is responsible for expressing an opinion on the conformity of the Company’s financial statements with accounting principles generally accepted in the United States of America. The Audit Committee has also discussed with PricewaterhouseCoopers the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the annual audit of the Company’s financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, which relate to the auditor’s independence from the Company and has discussed with PricewaterhouseCoopers its independence from the Company and the Company’s management. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that PricewaterhouseCoopers is independent from the Company and its management. The Audit Committee has pre-approved all fiscal year 2006 audit and permissible non-audit services and the fees associated with those services. Further the Audit Committee has discussed with PricewaterhouseCoopers the overall scope and plans for the audit.

Based upon the review and discussions referred to above, the Audit Committee has recommended to the Company’s Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report to the SEC on Form 10-K for fiscal 2006.

The Audit Committee has selected and the Board of Directors has ratified, subject to shareholder approval, the selection of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for fiscal 2007.

The report is being provided by the following independent directors who constitute the Audit Committee.

Respectfully submitted,

The Audit Committee

Sam K. Reed, Chair

John F. Bard

Marsha Johnson Evans

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by specific reference therein.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Company’s Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in the Company’s Annual Report on Form 10-K for fiscal 2006 and in this Proxy Statement.

Respectfully submitted,

Compensation and Benefits Committee

Raymond Debbane, Chair

John F. Bard

Philippe J. Amouyal

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Throughout this Proxy Statement, the individuals who served as the Company’s chief executive officer and chief financial officer during fiscal 2006, as well as the other individuals included in the Summary Compensation Table below, are referred to as the “named executive officers.”

Overview of Compensation Program

The Compensation Committee oversees the compensation programs of the Company, with particular attention to the compensation for its president and chief executive officer and the other named executive officers. It is the responsibility of the Company’s Compensation Committee to review and approve or, as the case may be, recommend to the Board of Directors for approval, changes to the Company’s compensation policies and benefits programs, to administer the Company’s stock plans including recommending and approving stock-based awards to named executive officers, and to otherwise ensure that the Company’s compensation philosophy is consistent with the best interests of the Company and its shareholders and is properly implemented and monitored. Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to other executives.

The day-to-day administration of savings plans, profit sharing plans, stock plans, health, welfare and paid time-off plans and policies applicable to salaried employees in general are handled by the Company’s human resources, finance and legal department employees. The responsibility for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies belongs to the Compensation Committee.

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of annual, long-term and strategic goals by the Company and to align named executive officers’ interests with those of the Company’s shareholders. The Compensation Committee accomplishes this by providing competitive compensation designed to link executive compensation to the Company’s financial and operational performance, as well as rewarding overall high performance of its named executive officers, with the ultimate objective of increasing shareholder value. The Compensation Committee evaluates compensation against individual performance and external market factors to ensure that the Company maintains its ability to attract and retain key executive talent and that the compensation the Company pays remains competitive relative to the compensation other companies pay to similarly situated executives. To that end, total compensation is comprised of a base salary plus both cash and non-cash incentive compensation based on the Company’s financial performance and other factors, and is delivered through a combination of cash and stock-based awards that reward performance as measured against pre-established goals.

Role of Executive Officers in Compensation Decisions

Based on the foregoing objectives, the Compensation Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate the named executive officers to achieve the business goals set by the Company and to reward the named executive officers for achieving such goals. From time to time, the Compensation Committee has engaged outside human resources consulting firms, such as Hewitt Associates, to review the total compensation program for the Company’s executives. The Compensation Committee also relies upon recommendations made by the Company’s management regarding compensation for named executive officers other than the chief executive officer.

The Compensation Committee reviews and approves, or, if the situation warrants, recommends to the full Board of Directors for approval, all new executive compensation programs, including those for the named executive officers and other key employees. As part of its review and establishment of the performance criteria and compensation of our named executive officers, the Compensation Committee meets separately at least on an annual basis with the chief executive officer, the Company’s principal human resources executive, and other executives as it deems appropriate. The chief executive officer, the Company’s principal human resources executive and such other executives as the chief executive officer deems appropriate annually review the performance of each of the named executive officers of the Company (other than the chief executive officer whose performance is reviewed by the Compensation Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual cash performance and stock-based award amounts, are presented to the Compensation Committee. The Compensation Committee exercises its discretion in modifying any recommended adjustments or awards to named executive officers.

Setting Executive Compensation

The Company’s Compensation Committee reviews and approves the corporate goals and objectives relevant to the chief executive officer’s compensation, including annual performance objectives and base salary annually. The chief executive officer reviews and approves the corporate goals and objectives relevant to the other named executive officers’ compensation, including annual performance objectives and each named executive officer’s base salary annually. In light of these criteria, the Compensation Committee then evaluates the performance of the chief executive officer and the other named executive officers and, based on such evaluation, reviews and approves the annual salary, bonus, stock-based compensation and other material benefits, direct and indirect, of the chief executive officer and other named executive officers. In determining appropriate base salary levels, consideration is given to the named executive officer’s impact level, scope of responsibility, past accomplishments, data on prevailing compensation levels in relevant executive labor markets and other similar factors, and with respect to new hires, prior experience.

The chief executive officer participates in the same programs and receives compensation based generally on the same factors as the other named executive officers. In addition, the Compensation Committee considered the status of the chief executive officer as the Company’s most senior officer and the important role he or she has in achieving overall corporate goals. The chief executive officer’s overall compensation therefore reflects this greater degree of policy and decision-making authority, and the higher level of responsibility with respect to the strategic direction and financial and operational results of the Company.

The Company has no formal policy regarding stock ownership or retention by the Company’s named executive officers. However, the Board of Directors encourages the named executive officers to retain ownership of a significant portion of the stock-based compensation that they have been granted.

2006 Executive Compensation Components

For fiscal 2006, the principal components of compensation for named executive officers were:

•	base salary;

•	annual cash performance bonus;

•	long-term stock-based compensation;

•	deferred executive compensation, retirement and other benefits; and

•	perquisites and other personal benefits.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary is determined for each named executive officer based on his or her position and responsibility by taking into account the named executive officer’s impact level, scope of responsibility, prior experience, past accomplishments, data on prevailing compensation levels in relevant executive labor markets and other similar factors.

Salary levels are reviewed and approved by the Compensation Committee annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Salary levels, including any increase thereof, of named executive officers are reviewed annually and are based on the Compensation Committee’s evaluation of the individual’s strengths, development and expected future contributions with respect to the corporate goals and objectives relevant to the individual’s compensation, including individual performance. This review typically takes place mid-fiscal year. In addition, the Compensation Committee compares the base salaries of the named executive officers to ensure internal equity.

Annual Cash Performance Bonus

The Compensation Committee has the discretion to design cash and stock-based incentive compensation programs to promote high performance and achievement of corporate goals by named executive officers and encourage the growth of shareholder value. The annual cash bonus paid to named executive officers, except our chief executive officer, is based on a combination of the named executive officer’s individual performance and Company performance. As with the annual base salary, the Compensation Committee annually evaluates each named executive officer’s performance with respect to the approved corporate goals and objectives relevant to the individual’s compensation, including annual performance objectives. The Compensation Committee also uses the Company’s operating income as a measure of its performance for the fiscal year. For the chief executive officer, the Company’s performance for the fiscal year determines 100% of his or her annual cash performance bonus. For the other named executive officers, the Company’s performance for the fiscal year determines 75% of the individual’s annual cash performance bonus at target and the individual’s performance rating determines the remaining 25% of the annual cash performance bonus at target.

In March of each year, the Compensation Committee sets minimum, target and maximum levels for the Company’s financial objective portion of the annual cash performance bonus. Typically, the financial objective is measured against a target annual operating income for the Company for the year in question. Bonus payments are based, in whole or in part, upon the achievement of this financial objective for the current year. Upon completion of the fiscal year, the Compensation Committee assesses the performance of the Company for the Company’s financial objective portion of the bonus comparing the actual fiscal year results to the pre-determined minimum, target and maximum operating income levels. Named executive officers receive:

•	no payment for the Company financial objective portion of their bonus unless the Company achieves 75% of the target operating income, the minimum performance level;

•	a payment of 50% of the target award opportunity for the Company financial objective portion of their bonus if the Company achieves 90% of the target operating income;

•	a payment of 100% of the target award opportunity for the Company financial objective portion of their bonus if the Company achieves 100% of the target operating income; and

•

a payment of 200%, the maximum performance level, of the target award opportunity for the Company financial objective portion of their bonus if the Company achieves 115% of the target operating income.

Bonus payment percentages for achieved percentages of operating income that fall between each target percentage of operating income thresholds are calculated on a sliding scale, as follows:

•

if the Company achieves equal to or more than 75% but less than or equal to 90% of target operating income, the percent of payment of the target award opportunity in excess of 0% will be equal to each additional percent of operating income achieved multiplied by 3.33;

•

if the Company achieves more than 90% but less than or equal to 100% of target operating income, the percent of payment of the target award opportunity in excess of 50% will be equal to each additional percent of operating income achieved multiplied by 5.00; and

•

if the Company achieves more than 100% but less than or equal to 115% of target operating income, the percent of payment of the target award opportunity in excess of 100% will be equal to each additional percent of operating income achieved multiplied by 6.67.

The Compensation Committee established the financial objective target so that the minimum performance level is reasonably likely to be achieved, while the target performance level is more challenging. In recent fiscal years, the Company has met, exceeded and not achieved the financial objective target.

Early in the fiscal year, the chief executive officer approves the individual bonus objectives used to determine the individual performance rating for each of the named executive officers (except the chief executive officer). Achieving the target individual performance rating for all objectives would yield a score of 100 points. However, performance may be overachieved or underachieved by the named executive officer. A score of 200 points is the maximum achievable individual performance rating. If a named executive officer fails to achieve an individual performance rating of at least 65 points, he or she is not eligible to receive the individual bonus objective portion of his or her bonus.

The amounts earned by the named executive officers under the Company’s bonus program for performance in fiscal 2006 pursuant to awards approved by the Compensation Committee in March 2007 are reflected in column (g) “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table below.

Long-Term Equity Incentive Compensation

The Compensation Committee may award participants stock options, restricted stock units (“RSUs”) and/or other stock-based awards.

Stock Plans

The Company believes that granting stock-based awards provides named executive officers with a strong economic interest in maximizing shareholder returns over the longer term. The Company also believes that the practice of granting stock-based awards is important in retaining and recruiting the key talent necessary to ensure the Company’s continued success.

To that end, on May 12, 2004 and December 16, 1999, respectively, the Company’s shareholders approved the 2004 Stock Incentive Plan (the “2004 Plan”) and the 1999 Stock Purchase and Option Plan (the “1999 Plan,” and, together with the 2004 Plan, the “Stock Plans”). The Stock Plans are designed to promote the long-term financial interests and growth of the Company by attracting and retaining management with the ability to contribute to the success of the business, by providing an opportunity for increased equity ownership by named executive officers and by maintaining competitive levels of total compensation. The Board of Directors or the Compensation Committee administers the Stock Plans. Stock option and RSU award levels are determined based on market data and vary among participants based on their positions within the Company and their individual performance.

Under the 2004 Plan, awards may take the following forms at the Compensation Committee’s sole discretion: non-qualified stock options, incentive stock options, stock appreciation rights, RSUs and other share-based awards. Under the 1999 Plan, awards may take the following forms at the Compensation Committee’s sole discretion: non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, purchase stock, dividend equivalent rights, performance units, performance shares and other share-based awards.

Stock Options Awards Generally

Pursuant to the Company’s terms and conditions for employee stock awards and the Company’s forms of stock option agreements, the following terms generally apply to stock options granted under the Stock Plans: The vesting of stock options are generally time-based and differ depending on whether the award is an annual award, a hiring award or a special award, as described below. Generally, option vesting rights cease upon termination of employment, death or disability and exercise rights cease on the first anniversary of the holder’s termination for death or disability, ninety days after a holder’s termination for reasons other than “cause” or death or disability, and immediately upon a termination for “cause.” Upon a termination for “cause” or a transfer in violation of the agreement, all options, whether vested or unvested, terminate. In addition, stock options generally vest and become exercisable immediately prior to a change of control.

Our stock options are granted at an exercise price determined by calculating the average of the closing prices of the shares over the last five trading days, including the date of grant, on the NYSE, with all required approvals obtained in advance of or on the actual date of grant. This may result in certain circumstances, with an exercise price in excess of or less than the closing price of the Company’s Common Stock on the grant date. The Company’s practice is not to backdate options or award options retroactively. In addition, we do not coordinate awards of options so that they are made before the announcement of favorable information or after the announcement of unfavorable information. All awards to named executive officers require the approval of the Compensation Committee or the Board of Directors. Prior to the exercise of a stock option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

RSUs Awards Generally

Pursuant to the Company’s terms and conditions for employee stock awards and the Company’s forms of RSU agreements, the following terms generally apply to RSUs granted under the Stock Plans: The vesting of RSUs are generally time-based and differ depending on whether the award is an annual award, a hiring award or a special award, as described below. Generally, upon a termination of a participant’s employment all vesting in his or her RSUs shall cease and the unvested portion of the RSUs shall be canceled without payment therefor upon any termination of a participant’s employment. Upon a termination for “cause” or a transfer in violation of the agreement, all unvested RSUs terminate. In addition, prior to the vesting of an RSU, the holder has no rights as a shareholder with respect to the shares subject to such RSU, including voting rights, except that the holder has the right to receive dividend equivalents upon the date the RSU becomes vested. RSUs generally immediately vest on the first to occur of (i) the vesting date, (ii) a change of control, (iii) death of the participant, and (iv) the date the participant’s employment with the Company is terminated due to permanent disability.

Annual Awards

Annual awards may consist of stock options, RSUs or a combination of both. Since 2003, stock options granted under the Stock Plans generally have three year cliff vesting with respect to annual awards and are not subject to performance targets. Prior to 2003, stock options granted under the 1999 Plan generally vested and became exercisable in annual increments over five years with respect to one-third of options granted, and the remaining two-thirds of the options generally vested upon the achievement of performance targets, subject to accelerated vesting upon the Company’s achievement of certain performance targets. For each year prior to and including 2003, these performance targets have been met. RSUs granted under the Stock Plans generally have three year cliff vesting with respect to annual awards and are not subject to performance targets. Annual awards constituting stock options generally terminate on the fifth anniversary of their grant date. The Company’s practice is to grant annual awards at the Compensation Committee’s March meeting.

Hiring Awards

Hiring awards may consist of stock options or a combination of RSUs and stock options. Generally, stock options and RSUs granted under the Stock Plans vest and become exercisable in annual increments of 20% per year over five years with respect to hiring awards. Generally, newly hired named executive officers receive their award of stock options promptly following their hire with the date of hire generally coinciding with the date of award. Hiring awards constituting stock options generally terminate on the tenth anniversary of their grant date.

Special Awards

From time to time, special awards of stock options, RSUs or a combination of both may be made to certain named executive officers in connection with a promotion or other special circumstance. With respect to stock options and RSUs granted under the Stock Plans, vesting and exerciseability are established at the time the Compensation Committee grants special awards. Special awards constituting stock options generally terminate on the tenth anniversary of their grant date.

WeightWatchers.com Conversion Awards

In 2005, in connection with our acquisition of WeightWatchers.com, unvested stock options to purchase WeightWatchers.com common stock were exchanged for RSUs issued under the 2004 Plan. The RSUs vest quarterly in amounts in accordance with vesting schedules that are based upon the vesting schedules of the original WeightWatchers.com stock option awards.

Non-Competition and Non-Solicitation Covenants

Pursuant to the Company’s terms and conditions for employee stock awards and RSUs and the Company’s forms of stock option and RSU agreements, the holder remains subject during his or her employment and for one year following the termination of his or her employment to certain non-competition and non-solicitation covenants and for an unspecified amount of time to certain confidentiality and assignment of work product covenants.

Executive Deferred Compensation, Retirement and Other Benefits

Savings Plan

We sponsor a savings plan for salaried U.S. employees, including our named executive officers. The savings plan is a tax-qualified 401(k) retirement savings plan pursuant to which participants are able to contribute up to 13% of their eligible earnings or the limit prescribed by the Internal Revenue Service to the savings plan on a pre-tax basis. The Company will match 100% of the first 3% of pay that is contributed to the savings plan. All participant contributions to the savings plan are fully-vested upon contribution. All matching contributions become vested on the three year anniversary of the participant’s hire date.

The savings plan also contains a profit sharing component for full-time salaried employees that are not named executive officers or otherwise highly compensated employees. The profit sharing component provides for a guaranteed monthly employer contribution for each participant based on the participant’s age and the participant’s eligible compensation. In addition, the profit sharing aspect of the savings plan has a supplemental employer contribution component, based on our achievement of certain annual performance targets and a discretionary contribution component.

With regard to contributions made for years commencing after December 31, 2006, all contributions to a participant’s profit sharing account are fully-vested, upon the three year anniversary of the participant’s hire date, and, with regard to contributions made for years commencing before January 1, 2007, upon the five year anniversary of the participant’s hire date. Contributions also fully vest immediately upon the participant reaching the age of 65, becoming disabled or dying or being discharged by the Company without “cause.”

Executive Profit Sharing Plan

We also established an executive profit sharing plan, which provides a non-qualified profit sharing plan for key management personnel who are not eligible to participate in the profit sharing component of our savings plan, including the named executive officers. This non-qualified profit sharing plan has similar features to the profit sharing component of our savings plan. The vesting schedules and the employer contribution components for profit sharing accounts under the executive profit sharing plan are identical to those described above for the savings plan.

Pursuant to the terms of the executive profit sharing plan, the Compensation Committee has the right to approve the following discretionary contribution component: our named executive officers who are 35 to 39 years of age are eligible for a guaranteed 2.50% contribution of the named executive officer’s eligible earnings, another 2.50% contribution if the Company meets its performance goals and an additional 3.75% if it exceeds its performance goals; our named executive officers who are 40 to 44 years of age are eligible for a guaranteed 3.50% contribution of the named executive officer’s eligible earnings, another 3.50% contribution if the Company meets its performance goals and an additional 5.25% if it exceeds its performance goals; our named executive officers who are 50 to 54 years of age are eligible for a guaranteed 5.50% contribution of the named executive officer’s eligible earnings, another 5.50% contribution if the Company meets its performance goals and an additional 8.25% if it exceeds its performance goals; our named executive officers who are 55 to 59 years of age are eligible for a guaranteed 6.00% contribution of the named executive officer’s eligible earnings, another 6.00% contribution if the Company meets its performance goals and an additional 9.00% if it exceeds its performance goals; and our named executive officers who are 60 years of age and over are eligible for a guaranteed 6.50% contribution of the named executive officer’s eligible earnings, another 6.50% contribution if the Company meets its performance goals and an additional 9.75% if it exceeds its performance goals.

The Company will also credit each participant’s profit sharing account with interest at an annual rate equal to the sum of (a) 2% plus (b) the annualized prime rate, as published in the Wall Street Journal, compounded as of the end of each fiscal month, subject to a cap of 15%.

Retirement Arrangements

The Company has no formal policy regarding retirement arrangements. From time to time, the Board of Directors in its discretion based upon the nature and circumstances of the individual retiring has approved retirement arrangements for certain executives.

In connection with Ms. Huett’s retirement from her position as President and Chief Executive Officer as of the end of fiscal 2006, on December 14, 2006, the Board of Directors approved a retirement arrangement for Ms. Huett, subject to Ms. Huett continuing in the employment of the Company as an advisor and not voluntarily terminating her employment as an advisor prior to December 31, 2007, that includes: one year’s salary equal to $300,000; a fixed retirement bonus payable in the first quarter of fiscal 2008 equal to $75,000; a 2007 performance target bonus payable in the first quarter of fiscal 2008 of 75% of her 2007 base salary; a relocation allowance of $75,000 grossed up for federal, state and local tax liability, plus business class airfare to the U.K. and all shipping charges to be directly paid by the Company; the payment of health insurance premiums under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for 18 months starting December 31, 2007, grossed up for federal, state and local tax liability; and the costs of tax preparation of federal, state and local tax returns for 2006 and 2007.

Perquisites and Other Personal Benefits

Perquisites

The Company provides named executive officers with certain perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain employees for key positions. These perquisites and other personal benefits include car allowances or use of Company automobiles, financial/tax planning assistance, wellness-related memberships and/or home exercise equipment (in excess of $150 per annum, which is generally available to all employees), cell phones (which are permitted to be used for personal matters), and participation in the continuity agreements described below in this “Executive Compensation” section. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

Attributed costs of the perquisites described above for the named executive officers for fiscal 2006 are included in column (i) “All Other Compensation” of the Summary Compensation Table in the Executive Compensation section.

Continuity Agreements

The Board of Directors has determined that it is in the best interests of our shareholders to reinforce and encourage the continued attention and dedication of our key executives to their duties with us, without personal distraction or conflict of interest in circumstances that could arise in connection with any change of ownership or control of us. Therefore, the Company has entered into continuity agreements with each of the named executive officers and certain other executives. These agreements contain terms that are substantially similar to each other, except where described below. Ms. Huett’s continuity agreement was terminated upon her retirement from the position of President and Chief Executive Officer on December 30, 2006.

These agreements have an initial term of three years from the date of execution, and continue to renew annually thereafter unless either party provides 180-day advance written notice to the other party that the term of the agreement will not renew. However, upon the occurrence of a “change in control” (as defined in the agreements), the term of the agreement may not terminate until the second anniversary of the date of the change of ownership or control of us.

Each named executive officer’s continuity agreement provides that, among other benefits discussed more fully below in the section entitled “Payments Made Upon a Change of Control—Continuity Agreements”, (a) if such named executive officer is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability), or (b) if such named executive officer voluntarily terminates his or her employment for good reason during the two years period following a change of ownership or control of us, or if such named executive officer’s employment is terminated without cause by us or for good reason by the executive, he or she is entitled to receive, among certain other benefits, a lump sum cash payment equal to three times the sum of (x) the executive’s annual base salary on the date of the change in control (or, if higher, the annual base salary in effect immediately prior to the giving of the notice of termination) and (y) the executive’s target annual bonus under our bonus plan in respect of the fiscal year in which the termination occurs (or, if higher, the average annual bonus actually earned by the executive in respect of the three full fiscal years prior to the year in which the notice of termination is given). The continuity agreements for the executives who are not named executive officers have similar terms and conditions but entitle the executive to receive, among certain other benefits, a lump sum severance payment of two times the sum of his or her annual base salary and the highest annual bonus earned by him or her prior to the change of control (or, if higher, the annual base salary in effect immediately prior to the giving of the notice of termination) and pursuant to incentive compensation plans maintained by the Company in any of the two prior fiscal years and the executive’s target annual bonus in respect of the fiscal year in which the termination occurs (or, if higher, the average annual bonus actually earned by the executive in respect of the three full fiscal years prior to the year in which the notice of termination is given) under our bonus plan.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the named executive officers for fiscal 2006. The Company has not entered into any employment agreements with any of the named executive officers.

The named executive officers were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal year ended December 31, 2006. Amounts listed under column (g) “Non-Equity Incentive Plan Compensation”, were approved by the Compensation Committee in March 2007 with respect to fiscal 2006 and will be paid by March 31, 2007. Ms. Huett retired as President, Chief Executive Officer and director as of December 30, 2006 and the amounts listed below in column (i) do not include amounts to be paid pursuant to the retirement arrangement between the Company and Ms. Huett.

Based on the fair value of stock-based awards granted to named executive officers in fiscal 2006 and the base salary of the named executive officers, “Salary” accounted for approximately 21-35% of the total compensation of the named executive officers while incentive compensation, including stock and option awards and “Non-Equity Incentive Plan Compensation”, accounted for approximately 12-22% of the total compensation of the named executive officers.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation		Total
David P. Kirchhoff(4) President and Chief Executive Officer	Fiscal 2006	$330,007	—	$668,399	$297,406	$185,727	$729	$50,310	(5)	$1,532,578

Ann M. Sardini Chief Financial Officer	Fiscal 2006	$356,924	—	$118,887	$493,680	$205,855	$17,486	$88,652	(6)	$1,281,484

Thilo Semmelbauer(7) Chief Operating Officer	Fiscal 2006	$164,670	—	$104,579	$390,460	$92,503	$3,551	$32,757	(8)	$788,520

Jeffrey A. Fiarman(9) Executive Vice President, General Counsel and Secretary	Fiscal 2006	$257,116	—	$211,079	$185,649	$125,183	$490	$36,755	(10)	$816,272

Linda Huett(11) Former President and Chief Executive Officer	Fiscal 2006	$742,156	—	$0	$624,567	$464,775	$58,010	$176,246	(12)	$2,065,754

(1)	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary into our savings plan.

(2)	Stock awards consist solely of awards of RSUs and represents the compensation costs of RSUs for financial reporting purposes for fiscal 2006 under the Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payments (“FAS 123R”), excluding the estimate of forfeitures, rather than an amount paid to or realized by the named executive officer. Under FAS 123R, the estimated grant date fair value for RSUs is equal to the market value of our Common Stock on the date of grant. Under FAS 123R, the estimated grant date fair value for RSUs is spread over the vesting period required for the grant to become non-forfeitable. There can be no assurance that the FAS 123R amounts will ever be realized.

(3)

Represents the compensation costs of stock options for financial reporting purposes for the year under FAS 123R, excluding the estimate of forfeitures, rather than an amount paid to or realized by the named executive officer. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Share-Based Payment” and Note 9 of the Consolidated Financial Statements in our Annual Report on Form 10-K with respect to fiscal 2006 for the assumptions made in determining the estimated grant-date fair value of stock options in accordance with FAS 123R. Under FAS 123R, the estimated grant date fair value for options is spread over the vesting period required for the grant to become non-forfeitable. There can be no assurance that the FAS 123R amounts will ever be realized.

(4)	Mr. Kirchhoff became a director and President and Chief Executive Officer of the Company on December 31, 2006, having served as our Chief Operating Officer, Europe and Asia, from September 2005, and Chief Executive Officer and President of WeightWatchers.com since June 2004.

(5)	Includes $30,976 in contributions by the Company to the executive profit sharing plan for Mr. Kirchhoff’s benefit.
(6)	Includes $16,180 for use of a company car and $65,488 in contributions by the Company to the executive profit sharing plan for Ms. Sardini’s benefit.

(7)	Mr. Semmelbauer became the Chief Operating Officer of the Company on December 31, 2006, having served as Chief Operating Officer, North America, since March 2004.

(8)	Includes $19,274 in contributions by the Company to the executive profit sharing plan for Mr. Semmelbauer’s benefit.

(9)	Mr. Fiarman became Executive Vice President, General Counsel and Secretary of the Company in May 2006, having served as our Vice President and Associate General Counsel since July 2005.

(10)	Includes $19,974 in contributions by the Company to the executive profit sharing plan for Mr. Fiarman’s benefit.

(11)	Ms. Huett served as a director and the Company’s President and Chief Executive Officer until her retirement from these positions effective December 30, 2006.

(12)	Includes $18,000 in car allowance and $150,514 in contributions by the Company to the executive profit sharing plan for Ms. Huett’s benefit.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2006

The following table sets forth information regarding non-equity incentive plan awards and each stock option or RSU award made to a named executive officer during fiscal 2006 under any plan. All RSU and stock option awards made to our named executive officers in fiscal 2006 were made under the 2004 Plan. For fiscal 2006, there were no awards made under any equity incentive plan.

(a)	(b)	(c)	(d)	(e)	(i)		(j)		(k)	(l)	(m)
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)		All Other Option Awards: Number of Securities Underlying Options (#)(5)		Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)
David P. Kirchhoff	3/10/2006				6,000	(6)				$50.54	$303,240
	5/22/2006				3,125	(7)				$40.93	$127,906
	5/22/2006						37,500	(7)	$42.08	$40.93	$546,169
		$0	$198,004	$330,007

Ann M. Sardini	3/10/2006				7,000	(6)				$50.54	$353,780
		$0	$214,154	$356,924

Thilo Semmelbauer	3/10/2006				6,000	(6)				$50.54	$303,240
		$0	$98,802	$164,670

Jeffrey A. Fiarman	3/10/2006				3,000	(6)				$50.54	$151,620
	5/22/2006				4,563	(7)				$40.93	$186,764
	5/22/2006						54,750	(7)	$42.08	$40.93	$797,406
		$0	$128,558	$257,116

Linda Huett		$0	$556,617	$742,156

(1)	Named executive officers receive no payment unless the Company achieves 75% of the target operating income, the minimum performance level, and the executive (other than the chief executive officer) achieves a score of at least 65 points on their individual performance rating. See the section entitled “Compensation Discussion and Analysis—Annual Cash Performance Bonus” above for a description of our annual cash performance bonus plan.

(2)	Mr. Kirchhoff, Ms. Sardini and Mr. Semmelbauer receive a target amount equal to 60% of their base salary, Mr. Fiarman receives a target amount equal to 50% of his base salary, and Ms. Huett received a target amount equal to 75% of her base salary if the Company achieves 100% of the target operating income and the executive (other than the chief executive officer) achieves a score of at least 100 points on their individual performance rating. See the section entitled “Compensation Discussion and Analysis—Annual Cash Performance Bonus” above for a description of our annual cash performance bonus plan.

(3)	Named executive officers receive a target amount equal to 100% of their base salary if the Company achieves 115% of the target operating income and the executive (other than the chief executive officer) achieves a score of at least 200 points on their individual performance rating. See the section entitled “Compensation Discussion and Analysis—Annual Cash Performance Bonus” above for a description of our annual cash performance bonus plan.

(4)	RSUs are the right to receive the value of one share of our Common Stock upon the vesting date of the RSU and are payable in shares of the Company’s Common Stock. Holders of RSUs have the right to receive dividend equivalents for each record date that a dividend is paid, but not until the date upon which the underlying RSU vests. There were four dividend record dates in fiscal 2006: the first on March 24, 2006, the second on June 30, 2006, the third on September 29, 2006 and the fourth on December 29, 2006. Therefore, the dividend equivalents that accrued during fiscal 2006 on the RSU awards made to the named executive officers are as follows: Mr. Kirchhoff: $5,841, Ms. Sardini: $4,900, Mr. Semmelbauer $4,200, and Mr. Fiarman: $4,496. Column (m) shows the aggregate grant date fair value of RSUs granted during the year as determined in accordance with FAS 123R, excluding the estimate of forfeitures. Under FAS 123R, the estimated grant date fair value for RSUs is equal to the market value of our Common Stock on the date of grant. Under FAS 123R, the estimated grant date fair value for RSUs is spread over the vesting period required for the grant to become non-forfeitable. There can be no assurance that the FAS 123R amounts will ever be realized.

(5)	Stock options allow the grantee to purchase a share of our Common Stock at an exercise price determined on the date of grant. The exercise price is determined by calculating the average of the closing prices of the shares of our Common Stock over the last five trading days including the date of grant on the NYSE. Column (m) represents the aggregate grant date fair value of options granted during the year as determined in accordance with FAS 123R, excluding the estimate of forfeitures. Under FAS 123R, the estimated grant date fair value for options is spread over the vesting period required for the grant to become non-forfeitable. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Share-Based Payment” and Note 9 of the Consolidated Financial Statements in our Annual Report on Form 10-K with respect to fiscal 2006 for the assumptions made in determining the estimated grant-date fair value of stock options in accordance with FAS 123R. There can be no assurance that the FAS 123R amounts will ever be realized. The material terms of our stock options are discussed in the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation – Stock Plans” above.

(6)	Each of the named executive officers, except Ms. Huett, received an annual award consisting of RSUs on March 10, 2006. These shares 100% “cliff” vest on January 15, 2009 (or upon a change in control of the Company, if earlier). These shares do not have a purchase price. The closing price of our Common Stock on the date of grant was used to determine the fair market value. This closing price of $50.54 per share is recognized as expense over the vesting period.

(7)

Mr. Kirchhoff and Mr. Fiarman each received special awards on May 22, 2006 of both stock options and RSUs. Both the stock options and RSUs vest at 20% per year over 5 years on each anniversary of the grant date. The stock options expire on the 10th anniversary of the grant date. Pursuant to the 2004 Plan, the exercise price of the options was determined by taking an average of the closing price of our Common Stock on the grant date and the four previous trading days, or $42.08 per share. The closing price of our Common Stock on the day of grant was used to determine the fair market value for the RSUs. This closing price of $40.93 per share is recognized as expense over the vesting period.

OUTSTANDING EQUITY AWARDS AT FISCAL 2006 YEAR-END

The following table sets forth information regarding unexercised stock options and any RSUs that were not vested for each named executive officer as of the end of fiscal 2006. There were no vested or unvested equity incentive plan awards held by the named executive officers.

(a)	(b)		(c)		(e)	(f)	(g)		(h)
	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Exercisable		Unexercisable
David P. Kirchhoff			37,500	(1)*	$42.08	5/22/2016
	7,500	(1)	30,000	(1)	$53.03	7/14/2015
			15,000	(1)	$53.03	7/14/2010
							6,000	(2)*	$303,240
							3,125	(2)*	$127,906
							15,511	(2)	$793,388
							1,250	(2)	$66,113
							2,500	(2)	$132,225

Ann M. Sardini	80,000	(3)	20,000	(3)	$36.32	4/29/2012
	20,000	(3)			$42.27	1/12/2008
	20,000	(3)			$38.64	1/4/2009
			15,000	(3)	$42.36	3/11/2010
							1,250	(4)	$52,638
							7,000	(4)*	$353,780

Thilo Semmelbauer	40,000	(5)	60,000	(5)	$36.71	5/12/2014
			15,000	(5)	$42.36	3/11/2010
							1,250	(6)	$52,638
							6,000	(6)*	$303,240

Jeffrey A. Fiarman			54,750	(7)*	$42.08	5/22/2016
	1,750	(7)	3,500	(7)	$53.03	7/14/2010
	3,000	(7)	12,000	(7)	$53.03	7/14/2015
							4,563	(8)*	$186,764
							292	(8)	$15,444
							1,000	(8)	$52,890
							3,000	(8)*	$151,620

Linda Huett(9)	177,322	(9)			$2.125	12/17/2009
	141,161	(9)			$2.125	7/5/2010
	40,000	(9)			$42.27	1/12/2008
	40,000	(9)			$38.64	1/4/2009
			120,000	(9)	$38.52	3/10/2009
	27,749	(10)			$47.41	12/1/07
	16,649	(10)			$49.21	6/10/08

*	Shows grants made in 2006, which are also reported on the Summary Compensation Table and on the Grants of Plan Based Awards Table.

(1)

37,500 stock options awarded to Mr. Kirchhoff on May 22, 2006 with an exercise price of $42.08 and an expiration date of May 22, 2016, vest 20% a year over 5 years on each anniversary of the grant date. 30,000 stock options awarded to Mr. Kirchhoff on July 14, 2005 with an exercise price of $53.03 and an expiration date of July 14, 2015, vest 20% a year over 5 years on each anniversary of the grant date. 15,000 stock options awarded to Mr. Kirchhoff on July 14, 2005 with an exercise price of $53.03 and an expiration date of July 14, 2010, vest 100% on July 14, 2008.

(2)	6,000 RSUs awarded to Mr. Kirchhoff on March 10, 2006, vest 100% on January 15, 2009. 3,125 RSUs awarded to Mr. Kirchhoff on May 22, 2006, vest 20% a year over 5 years on each anniversary of the grant date. 31,027 RSUs awarded to Mr. Kirchhoff on July 5, 2005, vest in equal increments quarterly starting on September 15, 2005 (15,511 of which remain unvested as of fiscal 2006 year-end). 1,250 RSUs awarded to Mr. Kirchhoff on July 14, 2005, vest 100% on July 14, 2008. 3,125 RSUs awarded to Mr. Kirchhoff on July 14, 2005, vest 20% a year over 5 years on each anniversary of the grant date (2,500 of which remain unvested as of fiscal 2006 year-end).

(3)	100,000 stock options, awarded to Ms. Sardini on April 29, 2002, with an exercise price of $36.32, and an expiration date of April 29, 2012, vest 20% a year on each anniversary of the grant date. 20,000 stock options awarded to Ms. Sardini on January 13, 2003 with an exercise price of $42.27 and an expiration date of January 12, 2008, vested 100% on December 30, 2005. 20,000 stock options awarded to Ms. Sardini on January 5, 2004 with an exercise price of $38.64 and an expiration date of January 4, 2009, vested 100% on December 30, 2006. 15,000 stock options awarded to Ms. Sardini on March 11, 2005 with an exercise price of $42.36 and an expiration date of March 11, 2010, vest 100% on December 29, 2007.

(4)	1,250 RSUs awarded to Ms. Sardini on March 11, 2005, vest 100% on December 29, 2007. 7,000 RSUs awarded to Ms. Sardini on March 10, 2006, vest 100% on January 15, 2009.

(5)	100,000 stock options awarded to Mr. Semmelbauer on May 12, 2004 with an exercise price of $36.71 and an expiration date of May 12, 2014, vest 20% per year over 5 years on each anniversary of the grant date. 15,000 stock options awarded to Mr. Semmelbauer on March 11, 2005 with an exercise price of $42.36 and an expiration date of March 11, 2010, vest 100% on December 29, 2007.

(6)	1,250 RSUs awarded to Mr. Semmelbauer on March 11, 2005, vest 100% on December 29, 2007. 6,000 RSUs awarded to Mr. Semmelbauer on March 10, 2006, vest 100% on January 15, 2009.

(7)	54,750 stock options awarded to Mr. Fiarman on May 22, 2006 with an exercise price of $42.08 and an expiration date of May 22, 2016, vest 20% per year over 5 years on each anniversary date of the grant. 5,250 stock options awarded to Mr. Fiarman on July 14, 2005 with an exercise price of $53.03 and an expiration date of July 14, 2010, vest 33% per year over 3 years on each anniversary date of the grant. 15,000 stock options awarded to Mr. Fiarman on July 14, 2005 with an exercise price of $53.03 and an expiration date of July 14, 2015, vest 20% per year over 5 years on each anniversary date of the grant.

(8)	4,563 RSUs awarded to Mr. Fiarman on May 22, 2006, vest 20% per year over 5 years on each anniversary of the grant. 438 RSUs awarded to Mr. Fiarman on July 14, 2005, vest 33% over 3 years on each anniversary date of the grant (292 of which remain unvested as of fiscal 2006 year-end). 1,250 RSUs awarded to Mr. Fiarman on July 14, 2005, vest 20% a year over 5 years on each anniversary of the grant date (1,000 of which remain unvested as of fiscal 2006 year-end). 3,000 RSUs awarded to Mr. Fiarman on March 10, 2006, vest 100% on January 15, 2009.

(9)

282,322 stock options awarded to Ms. Huett on December 17, 1999, with an exercise price of $2.125 and an expiration date of December 17, 2009, vested over 5 years with time-based options of 94,108 vesting 25% on December 30, 2000, 20% on December 29, 2001, 20% on December 28, 2002, 20% on January 3, 2004 and 15% on January 1, 2005 and with performance-based options of 188,214 vesting 25% on December 30, 2000, 25% on December 29, 2001, 25% on December 28, 2002, 12.5% on January 3, 2004 and 12.5% on January 1, 2005. 141,161 stock options awarded to Ms. Huett on July 5, 2000 with an exercise price of $2.125 and an expiration date of July 5, 2010, vested 25% on December 30, 2000, 25% on December 29, 2001, 25% on December 28, 2002, 12.5% on January 3, 2004 and 12.5% on January 1, 2005. 40,000 stock options awarded to Ms. Huett on January 13, 2003 with an exercise price of $42.27 and an expiration date of January 12, 2008, vested 100% on December 30, 2005. 40,000 stock options awarded to Ms. Huett on January 5, 2004 with an exercise price of $38.64 and an expiration date of January 4, 2009, vested 100% on

December 30, 2006. 120,000 stock options awarded to Ms. Huett on March 11, 2004 with an exercise price of $38.52 and an expiration date of March 10, 2009, vest 100% on March 11, 2007.

(10)	Represents awards of stock options with respect to the H.J. Heinz Company (“Heinz”) common stock that were made to Ms. Huett under the Heinz 1996 Stock Option Plan prior to the Company’s acquisition by Artal from Heinz in September 1999.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2006

(a)	(b)		(c)		(d)		(e)
	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
David P. Kirchhoff					10,969	(1)	$499,999	(1)

Ann M. Sardini

Thilo Semmelbauer

Jeffrey A. Fiarman					2,944	(2)	$132,966	(2)

Linda Huett	44,398	(3)	$151,593	(3)

(1)	Of the 31,027 RSUs awarded to Mr. Kirchhoff on July 5, 2005, which vested quarterly beginning on September 15, 2005, 2,586 shares vested on each of March 15, June 15, September 15, and December 15, 2006. Of the 3,125 RSUs awarded to Mr. Kirchhoff on July 14, 2005, which vested 20% per year over five years on the anniversary of the grant date, 625 shares vested on July 14, 2006. These shares represent the gross shares that vested. 3,830 shares were withheld by the Company for income and employment taxes owed on the market value (closing price) of the shares on the date of vesting. The number of net shares received after taxes was 7,139.

(2)	Of the 3,823 RSUs awarded to Mr. Fiarman on July 5, 2005, which vested quarterly beginning on September 15, 2005, 637 shares vested on each of March 15, June 15, September 15, and December 15, 2006. Of the 1,250 RSUs awarded to Mr. Fiarman on July 14, 2005, which vested 20% per year over five years on the anniversary of the grant date, 250 shares vested on July 14, 2006. Of the 438 RSUs awarded to Mr. Fiarman on July 14, 2005, which vest 33% per year over three years on the anniversary of the grant date, 146 shares vested on July 14, 2006. These shares represent the gross shares that vested. 1,062 shares were withheld by the Company for income and employment taxes owed on the market value (closing price) of the shares on the date of vesting. The number of net shares received after taxes was 1,882.

(3)	Represents awards of options with respect to Heinz common stock that were made to Ms. Huett under the Heinz 1996 Stock Option Plan prior to the Company’s acquisition by Artal from Heinz in September 1999. All of Ms. Huts options received under the Heinz 1996 Stock Option Plan are fully vested. On May 10, 2006, she exercised and sold 16,649 options with an exercise price of $34.9115 per share for $41.30 per share. On December 18, 2006, Ms. Huett exercised and sold 27,749 options with an exercise price $44.77 per share for $46.40 per share.

PENSION BENEFITS

The Company has no pension plans.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information with respect to our executive profit sharing plan, the only defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. In fiscal 2006, none of the named executive officers made contributions to our executive profit sharing plan. In fiscal 2006, none of the named executive officers made any withdrawals or distributions from a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. The material terms of our executive profit sharing plan are discussed in the section entitled “Compensation Discussion and Analysis—Executive Deferred Compensation, Retirement and Other Benefits—Executive Profit Sharing Plan” above.

(a)	(c)	(d)	(e)
Name	Registrant Contributions in Last Fiscal Year ($)*	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year-End ($)
David P. Kirchhoff	$30,976	$729	$31,705

Ann M. Sardini	$65,488	$17,486	$254,806

Thilo Semmelbauer	$19,274	$3,551	$55,807

Jeffrey A. Fiarman	$19,974	$490	$20,464

Linda Huett	$150,514	$58,010	$785,723

*	Shows amounts made in fiscal 2006 which are also reported in Column (i) “All Other Compensation” of the Summary Compensation Table.

(1)	The Company credits each participant’s profit sharing account with interest at an annual rate equal to the sum of (a) 2% plus (b) the annualized prime rate, as published in the Wall Street Journal, compounded as of the end of each fiscal month, subject to a cap of 15%.

POTENTIAL PAYMENTS UPON TERMINATION, RETIREMENT OR CHANGE OF CONTROL

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates (except for a for “cause” termination), he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	all vested shares granted under the Company’s Stock Plans and the right to exercise within ninety days of termination all vested stock options;

•	amounts contributed and vested under the executive profit sharing plan;

•	amounts accrued and vested through the Company’s savings plan; and

•	accrued and unused vacation pay.

Generally, the Company makes no payments to executives terminated for “cause.” The Company has no formal policy regarding severance payments. From time to time, the Company in its discretion based upon the nature and circumstances of an individual being hired has approved a separate severance arrangements for certain named executive officers. For instance, Ms. Sardini is entitled to receive six months of salary continuation in the event of her termination for any reason.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	certain vested shares granted under the Company’s Stock Plans and the right to exercise within 90 days or one year of retirement (depending on the terms of the award) all vested options;

•	amounts contributed and vested under the executive profit sharing plan;

•	amounts accrued and vested through the Company’s savings plan; and

•	accrued and unused vacation pay.

Retirement Arrangement for Linda Huett. In connection with Ms. Huett’s retirement from her position as President and Chief Executive Officer as of December 30, 2006, on December 14, 2006, the Board of Directors approved a retirement arrangement for Ms. Huett the details of which are discussed above in the section entitled “Compensation Discussion and Analysis—Executive Deferred Compensation, Retirement and Other Benefits- Retirement Arrangements.” Ms. Huett’s retirement arrangement, assuming (i) she receives 100% of target bonus, (ii) her employment as an advisor is not terminated prior to December 31, 2007, (iii) shipping charges of approximately $40,000 and (iv) a 41.60% combined effective federal, state and local tax rate, is worth approximately $792,164.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Termination” above, the named executive officer will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate. These payments are generally available to all employees.

Payments Made Upon a Change of Control

Stock Awards

Pursuant to the Company’s terms and conditions for employee stock awards and the Company’s forms of stock option and RSU agreements, unless provided otherwise by the Board, all stock options and RSUs vest and become exercisable immediately prior to a change of control.

Under the 2004 Plan, a “change of control” is defined as (i) any non-affiliate person or group becoming the beneficial owner of 25% or more voting stock of the Company; (ii) a change in the composition of the Board, such that the individuals who constituted the Board as of March 11, 2004 (or such directors nominated for election to the Board of Directors with the approval of a majority of the individuals constituting the Board of Directors as of March 11, 2004 or any other directors so approved) cease for any reason to constitute at least a majority of the Board; (iii) a reorganization, recapitalization, merger or consolidation where the subsequent owner(s) of 51% or more of the voting stock where not the same as the beneficial owners immediately prior to such transaction, in substantially the same proportions as their ownership immediately prior to such transaction; or (iv) the sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company; if and only if, as a result of any of the foregoing events set forth in clause (i), (ii) or (iii), any person or group, other than Artal or any of its affiliates, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of its then outstanding securities entitled to vote in the election of members of the Board of Directors.

Under the 1999 Plan, a “change of control” is defined as (i) a sale of all or substantially all of the assets of the Company to a person who is not an affiliate of Artal, (ii) a sale by Artal or any of its respective affiliates resulting in more than 50% of the voting stock of the Company being held by a person or group that does not include Artal or any of its respective affiliates, or (iii) a merger or consolidation of the Company into another person which is not an affiliate of Artal; if and only if any such event results in the inability of Artal to elect a majority of the Board of Directors of the Company (or the resulting entity).

The holder remains subject during his or her employment and for one year following the termination of their employment to certain non-competition and non-solicitation covenants and for an unspecified amount of time to certain confidentiality and assignment of work product covenants.

Continuity Agreements

The named executive officers as well as certain other senior executives have entered into continuity agreements with us, which are described above in the section entitled “Perquisites and Other Personal Benefits.” With respect to the named executive officers (except for Ms. Huett, whose continuity agreement terminated on December 30, 2006), the following severance benefits will be provided upon qualifying terminations of employment in connection with or within two years following a change of ownership or control of us:

•

cash payment equal to three times the sum of his or her current base salary (or, if higher, the base salary in effect immediately prior to termination) and his or her current target bonus (or, if higher, the average annual bonus actually earned by the executive in respect of the three full fiscal years prior to the year of termination);

•

cash payment equal to the sum of (w) all unpaid base salary and vacation days, (x) all earned and unpaid bonuses, (y) in respect of the fiscal year in which the date of termination occurs, the higher of (A) the pro rata portion of the executive’s target bonus and (B) if we are exceeding the performance targets established under our bonus plan for such fiscal year as of the date of termination, the executive’s actual annual bonus payable under our bonus plan based upon such achievement (this pro rata portion in either case calculated from January 1 of such year through the date of termination), and (z) any other compensation previously deferred (excluding qualified plan deferrals by the executive under or into our benefit plans);

•	three years of continued medical, dental, vision, and life insurance coverage (excluding accidental death and disability insurance) for the executive and his or her dependents;

•

continued provision of the perquisites the executive enjoyed prior to the date of termination for a period ending on the earlier of (x) the third anniversary of the executive’s termination and (y) the receipt by the executive of comparable perquisites from a subsequent employer;

•	immediate 100% vesting of all unvested stock options, stock appreciation rights, phantom stock units and restricted stock;

•

additional contributions by us to our qualified defined contribution plan and any other retirement plans in which the executive participated prior to the date of termination during the period from the date of termination through the third anniversary of the executive’s termination; provided, however, that where such contributions may not be provided without adversely affecting the qualified status of such plan or where such contributions are otherwise prohibited by any such plans, the executive shall instead receive an additional lump sum payment equal to the contributions that would have been made during the continuation period if the executive had remained employed with us during such period;

•

all other accrued or vested benefits in accordance with the terms of any applicable plan of ours, including the executive’s otherwise unvested account balances in our qualified defined contribution plan, which shall become vested as of the date of termination; and

•	outplacement services at a cost to us of not more than $30,000.

Terminations of employment that entitle a named executive officer to receive severance benefits under the continuity agreement consist of terminations by the Company without cause or resignation by the named executive officer for good reason, in each case within two years following a change of control. The named executive officer is not eligible for benefits under his or her continuity agreement if his or her termination is due to disability, retirement, death, or for “cause.”

A “change in control” for purposes of the continuity agreement generally consists of any of the following:

•	an acquisition of more than 25% of the Company’s voting securities (other than acquisitions by a Company sponsored employee benefit plan);

•	the current Board of Directors (or their approved successors) ceasing to constitute a majority of such Board of Directors;

•

the consummation of a reorganization, recapitalization, merger or consolidation unless the shareholders of the Company prior to the transaction hold at least 51% of the voting securities of the successor; or

•	the sale, transfer or other disposition of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company;

if and only if, as a result of the occurrence of any of the foregoing events in the first two bullets above, any person or group other than Artal Luxembourg S.A. or any of its affiliates is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of its then outstanding securities entitled to vote in the election of members of the Board of Directors.

A termination by the Company for “cause” generally includes:

•

willful and continued failure of the executive to perform substantially all of his or her duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) for a period of 10 days following a written demand for substantial performance that is delivered to him or her;

•	dishonesty in the performance of the executive’s duties with the Company;

•	conviction of, or plea of guilty or nolo contendere to, a crime under the laws of the United States or any state thereof constituting (x) a felony or (y) a misdemeanor involving moral turpitude;

•	willful malfeasance or misconduct by the executive in his or her duties which is injurious to the financial condition or business reputation of the Company or its affiliates; or

•	breach of the confidentiality covenants under the executive’s continuity agreement.

A termination for “good reason” for the named executive officer includes any of the following Company actions without the executive’s written consent following a change of control:

•	diminution in the executive’s duties, titles or responsibilities with the Company from those in effect immediately prior to the change in control;

•	reduction in the executive’s base salary and bonus opportunity;

•	relocation of the executive’s principal work place to a location that is east of the Nassau County-Suffolk County border; or

•	failure by the Company to obtain from any successor to the Company an agreement to assume and perform the executive’s continuity agreement.

Notwithstanding the foregoing, in the event that the executive provides the Company with a notice of termination within 60 days after the occurrence of an event giving rise to good reason, the Company shall have 30 days thereafter in which to cure or resolve the behavior otherwise constituting good reason.

The executive covenants to retain in confidence any and all confidential information concerning the Company, its shareholders, officers, directors and customers and its respective business. In addition, upon the termination of employment, the executive will not take or keep any proprietary or confidential information or documentation belonging to the Company.

Change of Control Impact on Named Executive Officers

The table below was prepared as though a change in control occurred and the named executive officers’ employment was terminated on December 30, 2006 (the last day of fiscal 2006) using the share price of the Company’s Common Stock as of December 29, 2006 (the last trading day of fiscal year 2006) (both as required by the SEC). With those assumptions taken as given, the Company believes the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable individually and in the aggregate. However, a change in control did not occur on December 30, 2006 and the executives were not terminated on that date. There can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date or at any other price, or if any assumption is not correct in fact.

Change in Control Payment and Benefit Estimates

December 30, 2006

	Aggregate Severance Pay		Medical, Dental, Vision and Life Insurance	Accelerated Vesting of Equity Value		Executive Profit Sharing Plan	Savings Plan	Excise Tax and Gross- Up Payment	Perquisites		Accrued Vacation	Outplacement Services	Total
Name				RSUs	Stock Options
David P. Kirchhoff	$1,782,038		$47,833	$1,491,117	$391,875	$92,929	$20,250	$611,680	$29,400	(1)	$7,020	$30,000	$4,504,142

Ann M. Sardini	$2,105,852	(2)	$17,392	$433,373	$476,750	$196,464	$20,250	$891,576	$50,004	(3)	$42,114	$30,000	$4,263,775

Thilo Semmelbauer	$889,218		$33,503	$380,843	$1,101,750	$57,823	$20,250	$0	$20,649	(4)	$28,078	$30,000	$2,562,114

Jeffrey A. Fiarman	$1,285,580		$48,403	$465,153	$572,138	$59,920	$20,250	$0	$29,847	(5)	$21,538	$30,000	$2,532,829

(1)	Includes $23,100 of car allowance.

(2)	Includes six months of salary continuation payable upon termination for any reason in accordance with Ms. Sardini’s offer letter dated April 19, 2002.

(3)	Includes $48,540 for use of a company car.

(4)	Includes $16,500 of car allowance.

(5)	Includes $26,400 of car allowance.

General Assumptions

•	Change in control date was December 30, 2006.

•	All executives were terminated on change in control date.

•

Mr. Kirchhoff was assumed to be subject to federal, state and local combined effective tax rate of 43.97%. Ms. Sardini was assumed to be subject to federal, state and local combined effective tax rate of 41.60%.

•	The excise tax rate was assumed to be 20%.

Equity-based Assumptions

•	All previously unvested stock options and RSUs vested on December 30, 2006.

•

Stock options that become vested due to the change in control are valued using the actual spread between the exercise price and the market price on December 30, 2006. This would represent the true value received by the executive upon immediate vesting of their options.

•	RSUs that become vested due to the change in control are valued using the market price of the Company’s Common Stock on December 30, 2006.

Benefit Assumptions

•	The executive does not receive comparable perquisites from a subsequent employer and the perquisites are paid until the end of the continuation period.

•	Medical, dental, vision and life insurance are paid at 2006 monthly equivalent rates, for 36 months.

•	Three years of contribution to the executive profit sharing plan at the participant’s 2006 rate but not including earnings on such contributions.

•	All previously unvested savings plan amounts vested December 30, 2006 plus three years of 3% matching contribution at the participant’s salary at December 30, 2006.

•	No legal services are paid for the executive.

Tax and Accounting Implications

Excess Parachute Payment Excise Taxes

If under the continuity agreements (i) it is determined that the payments and benefits provided under the agreements or otherwise in the aggregate (a “parachute payment”) would be subject to the excise tax imposed under the U.S. Internal Revenue Code, and the aggregate value of the parachute payment exceeds a certain threshold amount, calculated under the U.S. Internal Revenue Code (the “base amount”) by 5% or less, then (ii) the parachute payment will be reduced to the extent necessary so that the aggregate value of the parachute payment is equal to an amount that is less than such threshold amount; provided, however, that if the aggregate value of the parachute payment exceeds the threshold amount by more than 5%, then the executive will be entitled to receive an additional payment or payments in an amount such that, after payment by the executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon this payment, the executive retains an amount equal to the excise tax imposed upon the parachute payment.

Internal Revenue Code Section 409A

If under the continuity agreements or the Stock Plans any payments or benefits that the Company would otherwise be required to provide under the continuity agreements or any of the Stock Plans cannot be provided in the manner contemplated herein or under the applicable plan without subjecting the participant to income tax under Section 409A of the Internal Revenue Code, the Company shall provide such intended payments or benefits to the participant in an alternative manner that conveys an equivalent economic benefit to the participant (without materially increasing the aggregate cost to the Company).

DIRECTOR COMPENSATION

Director Summary Compensation Table

The following table sets forth information concerning the compensation of our directors (other than directors who are named executive officers) for fiscal 2006.

(a)	(b)	(c)	(d)	(h)
Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Option Awards(3)	Total
Raymond Debbane(4)	$41,538	$65,852	—	$107,391

Philippe J. Amouyal(4)	$41,538	$65,852	—	$107,391

John F. Bard(4)(5)	$51,514	$73,660	$22,546	$147,720

Marsha Johnson Evans(5)	$47,542	$73,660	$20,267	$141,469

Jonas M. Fajgenbaum	$37,539	$65,852	—	$103,391

Sacha Lainovic(4)	$37,539	$65,852	—	$103,391

Sam K. Reed(5)	$57,542	$73,660	$20,267	$151,469

Christopher J. Sobecki	$37,539	$65,852	—	$103,391

(1)	Linda Huett, the Company’s former President and Chief Executive Officer, is not included in this table as she was an employee of the Company during fiscal 2006 and thus received no compensation for her service as a Director. The compensation received by Ms. Huett as an employee of the Company is shown in the Summary Compensation Table of the Executive Compensation section.

(2)	Stock awards consist solely of awards of restricted stock. Represents the compensation costs of restricted stock for financial reporting purposes for the year under FAS 123R, rather than an amount paid to or realized by the director. The FAS 123R fair value of the restricted stock is equal to the market value of our common stock on the date of grant.

(3)	Represents the compensation costs of stock options for financial reporting purposes for the year under FAS 123R, excluding the estimate of forfeitures, rather than an amount paid to or realized by the director. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Share-Based Payment” and Note 9 of the Consolidated Financial Statements in our Annual Report on Form 10-K with respect to fiscal 2006 for the assumptions made in determining FAS 123R values. The FAS 123R value as of the grant date for options is spread over the vesting period for the grant to become non-forfeitable. Each of Mr. Bard, Ms. Evans and Mr. Reed received stock options to purchase 2,000 shares in fiscal 2006 pursuant to prior existing director compensation arrangements. At December 30, 2006, the non-employee directors held the following stock options: Mr. Bard, 10,000 stock options; Ms. Evans, 4,000 stock options; and Mr. Reed, 10,000 stock options. The grant date fair value, as computed in accordance with FAS 123R for the 2,000 options granted to Mr. Bard on November 12, 2005, is $22,942 ($19,862 of which was allocated to fiscal 2006). The grant date fair value, as computed in accordance with FAS 123R for the 2,000 options granted to Mr. Bard on November 12, 2006, is $20,408 ($2,684 of which was allocated to fiscal 2006). The grant date fair value, as computed in accordance with FAS 123R for the 2,000 options granted to Ms. Evans on February 7, 2005 is $17,477 ($1,820 of which was allocated to fiscal 2006). The grant date fair value, as computed in accordance with FAS 123R for the 2,000 options granted to Ms. Evans on February 6, 2006, is $20,591 ($18,447 of which was allocated to fiscal 2006). The grant date fair value, as computed in accordance with FAS 123R for the 2,000 options granted to Mr. Reed on February 7, 2005, is $17,477 ($1,820 of which was allocated to fiscal 2006). The grant date fair value, as computed in accordance with FAS 123R for the 2,000 options granted to Mr. Reed on February 6, 2006, is $20,591 ($18,447 of which was allocated to fiscal 2006).

(4)	Member of our Compensation Committee. Compensation Committee membership changed during the fiscal year. In May 2006, Mr. Amouyal became a member and Mr. Lainovic resigned as a member of the Compensation Committee.

(5)	Member of our Audit Committee.

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors. Our directors are not subject to any minimum share ownership requirement. However, all stock-based consideration paid is restricted so that such shares can not be sold or transferred until the director is no longer serving on the Board of Directors.

Cash and Stock Compensation Paid to Directors

For fiscal 2006, members of the Board of Directors who were not employees of the Company were entitled to receive an annual cash retainer of $75,000, payable quarterly, half in cash and half in Common Stock. The value of the Common Stock was determined by averaging the closing price of the Common Stock on the NYSE for the last five trading days of each fiscal quarter of the Company. In addition, each non-executive director was entitled to receive 1,000 shares per annum of Common Stock, distributable on December 15th of each fiscal year. Directors who are employees of the Company receive no compensation for their service as directors.

Any director who was entitled to receive stock options to purchase 2,000 shares of Common Stock pursuant to a prior existing arrangement regarding director compensation remained entitled to receive such stock options for fiscal 2006 only (in addition to the other consideration set forth above). The value of any stock option portion of the non-employee director consideration was determined by averaging the closing price of the Common Stock on the NYSE on the date of grant. The stock options vest on the one year anniversary of the date of grant and expire on the fifth anniversary of the date of grant. No further stock option awards will be made to directors after fiscal 2006.

All stock-based consideration is to be restricted so that such shares can not be sold or transferred until the director is no longer serving on the Board of Directors.

Compensation Paid to Directors serving on Committees of the Board of Directors

Each director serving as a member of the Audit Committee is entitled to receive $10,000 per annum, payable quarterly, in cash. Each director who serves as Audit Committee chair receives $10,000 annually in addition to the annual cash retainer. Unless otherwise specified by the Board of Directors, each Director serving as a member on any other committee (including the Compensation Committee), is entitled to receive $4,000 per annum, payable quarterly, in cash.

Stock Option Practice in Directors Awards

The Company does not award options retroactively to or backdate options for directors. In addition, we do not coordinate awards of options so that they are made before announcement of favorable information or after announcement of unfavorable information. Our stock options are granted at an exercise price equal to the closing price of the Common Stock on the NYSE on the date of grant, with all required approvals obtained in advance of or on the actual award date. All awards to directors require the approval of the Board of Directors. Following fiscal 2006, the Company ceased making option awards to directors.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Mr. Debbane, Mr. Bard and Mr. Amouyal. Mr. Amouyal became a member and Mr. Lainovic resigned as a member of the Compensation Committee in May of fiscal 2006. There were no Compensation Committee interlocks or insider (employee) participation during fiscal 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of our Common Stock by (i) beneficial owners of more than 5% of the Company’s Common Stock, (ii) our president and chief executive officer and each of the named executive officers, as such term is defined in Item 402(a)(3) of Regulations S-K of the Exchange Act, (iii) each director and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock subject to (i) options held by that person that are currently exercisable or exercisable within 60 days of February 15, 2007 and (ii) shares of our Common Stock issuable upon the vesting of restricted stock units within 60 days of February 15, 2007 are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other shareholder.

Our capital consists of our Common Stock and our preferred stock. As of February 15, 2007, there were 78,621,197 shares of our Common Stock outstanding and zero shares of our preferred stock outstanding. None of the shares held by our directors or named executive officers has been pledged as security.

	As of February 15, 2007
Name of Beneficial Owner	Amount of Beneficial Ownership of Common Stock	Percent of Class
Artal Group S.A.(1)	43,247,893	55.0%
Delaware Management Business Trust(2)	8,795,625	11.2%
FMR Corp.(3)	8,240,910	10.5%
David P. Kirchhoff(4)(5)	20,603	*
Ann M. Sardini(4)(5)	120,000	*
Thilo Semmelbauer(4)(5)	40,000	*
Jeffrey A. Fiarman(4)(5)	7,464	*
Linda Huett(4)(5)(6)	610,691	*
Raymond Debbane(4)(7)(8)	1,780	*
Philippe Amouyal(4)(7)	1,780	*
John F. Bard(4) (5)(7)	12,890	*
Marsha Johnson Evans(4)(5)(7)	13,172	*
Jonas M. Fajgenbaum(4)(7)	1,780	*
Sacha Lainovic(4)(7)	1,780	*
Sam K. Reed(4)(5)(7)	23,172	*
Christopher J. Sobecki(4)(7)	1,780	*
All directors and executive officers as a group (13 persons)	856,892	1.1%

*	Amount represents less than 1% of outstanding Common Stock.

(1)	The information concerning Artal Group S.A. is based on a Form 4 filed with the SEC on February 2, 2007 by Westend S.A. and other information known to us. Artal Group S.A. is a wholly-owned subsidiary of Westend S.A. and the parent of Artal International S.A., which, in turn, is the parent of Artal Luxembourg S.A. Artal Luxembourg S.A. is the parent of Artal Holdings Sp. z o.o. As of February 15, 2007, Artal Holdings Sp. z o.o. was the record owner of 43,247,893 of our shares. Artal Luxembourg S.A. holds an irrevocable proxy with respect to 15,000,000 of these shares. As a result of the foregoing, Artal Luxembourg S.A., Artal International S.A., Artal Group S.A. and Westend S.A. may each be deemed to be the beneficial owner of all of our shares held of record by Artal Holdings Sp. z o.o. The address of Artal Holdings Sp. z o.o. is 105, Grand-Rue, L-1661 Luxembourg. The address of Westend S.A., Artal Group S.A., Artal Luxembourg S.A. and Artal International S.A., is the same as Artal Holdings Sp. z o.o.

(2)	Based on a Schedule 13G filed with the SEC on February 7, 2007 by Delaware Management Holdings Co Inc., whose ultimate parent is Lincoln National Corporation. Delaware Management Business Trust has sole voting power over 8,754,425 shares, shared voting power over 143 shares and sole dispositive power over 8,795,625 shares. The address of these entities is 2005 Market Street, Philadelphia, Pennsylvania 19103.

(3)	Based on a Schedule 13G filed with the SEC on February 14, 2007 by FMR Corp. FMR Corp. has sole voting power over 1,322,952 shares and sole dispositive power over 8,240,910 shares. The address for this entity is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)	Our executive officers and directors may be contacted c/o Weight Watchers International, Inc., 11 Madison Avenue, 17th Floor, New York, New York 10010.

(5)	The number of shares beneficially owned includes shares subject to purchase upon exercise of stock options exercisable within 60 days after February 15, 2007, as follows: Ms. Huett 518,483 shares; Mr. Kirchhoff 7,500 shares; Ms. Sardini 120,000 shares; Mr. Semmelbauer 40,000 shares; Mr. Fiarman 4,750 shares; Mr. Bard 8,000 shares (164 shares of which are beneficially owned by through the John F. Bard Trust); Ms. Evans 4,000 shares; Mr. Reed 8,000 shares (164 shares of which are beneficially owned through the Sam K. Reed and Victoria P. Reed 1995 Inter-Vivos Trust). The number of shares beneficially owned by Mr. Kirchhoff also includes 2,586 RSUs that will vest within 60 days after February 15, 2007.

(6)	Ms. Huett served as a director and the Company’s President and Chief Executive Officer until her retirement from those positions effective December 30, 2006.

(7)	The number of shares beneficially owned by our directors that are subject to transfer restrictions until such time as they no longer serve on the Board, are as follows: Mr. Bard, 1,624 shares; Ms. Evans, 1,624 shares; Mr. Reed, 1,624 shares; Mr. Debbane, 1,780 shares; Mr. Sobecki, 1,780 shares; Mr. Amouyal, 1,780 shares; and Mr. Lainovic, 1,780 shares.

(8)	Mr. Debbane is also a director of Artal Group S.A. Artal Group S.A. is the parent entity of Artal International S.A., which is the parent entity of Artal Luxembourg S.A., which in turn is the parent entity of Artal Holdings Sp. z o.o. Mr. Debbane may be deemed to share beneficial ownership of all shares owned by Artal Holdings Sp. z o.o. but disclaims such beneficial ownership.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

Review, Approval or Ratification of Related Person Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal department is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in this Proxy Statement. In addition, our Board of Directors reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, our Board of Directors considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the Board of Directors deems appropriate.

Transactions with Related Persons

Stockholders’ Agreement

Shortly after our acquisition by Artal Luxembourg S.A. in 1999, we entered into a Stockholders’ Agreement with Artal Luxembourg S.A., Merchant Capital, Inc., Richard and Heather Penn, Long Island International Limited, Envoy Partners and Scotiabanc, Inc. relating to their rights with respect to our Common Stock held by parties, other than Artal Luxembourg S.A. Without the consent of Artal Luxembourg S.A., transfers of our Common Stock by these shareholders were restricted with certain exceptions until the third anniversary of the completion of our initial public offering. Subsequent transferees of our Common Stock, subject to limited exceptions, agreed to be bound by the terms and provisions of the agreement. Additionally, this agreement provided the shareholders with the right to participate pro rata in certain transfers of our Common Stock by Artal Luxembourg S.A. and granted Artal Luxembourg S.A. the right to require the other shareholders to participate on a pro rata basis in certain transfers of our Common Stock by Artal Luxembourg S.A.

Registration Rights Agreement

Simultaneously with the closing of our acquisition by Artal Luxembourg S.A. in 1999, we entered into a registration rights agreement with Artal Luxembourg S.A. and Heinz. The registration rights agreement grants Artal Luxembourg S.A. the right to require us to register Shares of our Common Stock for public sale under the Securities Act (1) upon demand and (2) in the event that we conduct certain types of registered offerings. Heinz has sold all shares of our Common Stock held by it and accordingly no longer has any rights under this agreement. Merchant Capital, Inc., Richard and Heather Penn, Long Island International Limited, Envoy Partners and Scotiabanc, Inc. became parties to this registration rights agreement under joinder agreements, and each acquired the right to require us to register and sell their stock in the event that we conduct certain types of registered offerings. In fiscal 2005, Artal exercised its demand registration rights under this agreement and, on August 24, 2005, the Company filed a registration statement on Form S-3 for an underwritten public offering of 11,500,000 shares (including 1,500,000 shares subject to the underwriters’ over-allotment option) of Common Stock held by Artal, together with an equal number of rights to purchase Series B Preferred Stock, no par value, of the Company, which was completed in March 2006. The Invus Group, LLC (“Invus”) is the exclusive investment advisor to Artal. The principals of Invus received customary compensation from Artal in connection with this transaction. Certain of our directors, Mr. Debbane, Mr. Amouyal, Mr. Fajgenbaum and Mr. Sobecki, are principals of Invus. Until December 31, 2006, Mr. Lainovic was a principal of Invus when he became a co-founder and Managing Partner of Invus Financial Advisors, LLC, a New York-based investment firm.

Corporate Agreement

We entered into a corporate agreement with Artal Luxembourg S.A. in November 2001 which was amended in July 2005. We agreed that so long as Artal Luxembourg S.A. beneficially owns 10% or more, but less than a majority of our then outstanding voting stock, Artal Luxembourg S.A. will have the right to nominate a number of directors approximately equal to that percentage multiplied by the number of directors on our Board of Directors. This right to nominate directors will not restrict Artal Luxembourg S.A. from nominating a greater number of directors.

We also agreed with Artal Luxembourg S.A. that both we and Artal Luxembourg S.A. have the right to:

•	engage in the same or similar business activities as the other party;

•	do business with any customer or client of the other party; and

•	employ or engage any officer or employee of the other party.

Neither Artal Luxembourg S.A. nor we, nor our respective related parties, will be liable to each other as a result of engaging in any of these activities.

Under the corporate agreement, if one of our officers or directors who also serves as an officer, director or advisor of Artal Luxembourg S.A. becomes aware of a potential transaction related primarily to the group education-based weight-loss business or an internet diet business, as defined, that may represent a corporate opportunity for both Artal Luxembourg S.A. and us, the officer, director or advisor has no duty to present that opportunity to Artal Luxembourg S.A., and we will have the sole right to pursue the transaction if our Board of Directors so determines. If one of our officers or directors who also serves as an officer, director or advisor of Artal Luxembourg S.A. becomes aware of any other potential transaction that may represent a corporate opportunity for both Artal Luxembourg S.A. and us, the officer or director will have a duty to present that opportunity to Artal Luxembourg S.A., and Artal Luxembourg S.A. will have the sole right to pursue the transaction if Artal Luxembourg S.A. so determines. If one of our officers or directors who does not serve as an officer, director or advisor of Artal Luxembourg S.A. becomes aware of a potential transaction that may represent a corporate opportunity for both Artal Luxembourg S.A. and us, neither the officer nor the director nor we have a duty to present that opportunity to Artal Luxembourg S.A., and we may pursue the transaction if our Board of Directors so determines. If any officer, director or advisor of Artal Luxembourg S.A. who does not serve as an officer or director of us becomes aware of a potential transaction that may represent a corporate opportunity for both Artal Luxembourg S.A. and us, neither the officer, director, advisor, nor Artal Luxembourg S.A. has a duty to present that opportunity to us and Artal Luxembourg S.A. may pursue the transaction if it so determines.

If Artal Luxembourg S.A. transfers, sells or otherwise disposes of our then outstanding voting stock, the transferee will generally succeed to the same rights that Artal Luxembourg S.A. has under this agreement by virtue of its ownership of our voting stock, subject to Artal Luxembourg S.A.’s option not to transfer those rights. Subsequent to Artal’s acquisition of us, Artal Luxembourg transferred ownership of its shares in us to Artal Participations and Management S.A. and Artal Holdings Sp. z o.o., each also members of the Artal Group. Currently, Artal Holdings Sp. z o.o. is the only record holder of our shares by Artal.

Purchase Agreement

On January 26, 2007, the Company accepted for purchase 8,548,027 shares of Common Stock at a price of $54.00 per share in connection with the Company’s December 18, 2006 “modified Dutch auction” tender offer to purchase for cash up to 8,300,000 shares of Common Stock, including the associated preferred stock purchase rights (the “Shares”), or such lesser number of Shares as was properly tendered and not properly withdrawn, at a price not greater than $54.00 nor less than $47.00 per Share, net to the seller in cash, less any applicable withholding taxes and without interest (the “Tender Offer”). The 8,548,027 Shares represent approximately 8.8% of the Shares outstanding as of November 30, 2006.

On December 17, 2006, in connection with the Tender Offer the Company entered into an agreement (the “Purchase Agreement”) with Artal Holdings Sp. z o.o., which at the time owned approximately 55.2% of the outstanding shares of Common Stock, under which on February 2, 2007 the Company repurchased 10,511,432 shares of our Common Stock from Artal at a purchase price of $54.00 per share (the price established by the Tender Offer), for aggregate consideration of approximately $567.6 million. This purchase was at the same price per share as was determined and paid in the Tender Offer. Artal was prohibited under the Purchase Agreement from participating in the Tender Offer and from selling shares or purchasing shares during the Tender Offer and until 11 business days following the expiration date of the Tender Offer. After giving effect to the repurchase, Artal owned approximately 55% of the outstanding shares of Common Stock of the Company.

The principals of Invus received customary compensation from Artal in connection with this transaction. Certain of our directors, Mr. Debbane, Mr. Amouyal, Mr. Fajgenbaum and Mr. Sobecki, are principals of Invus. Until December 31, 2006, Mr. Lainovic was a principal of Invus when he became a co-founder and Managing Partner of Invus Financial Advisors, LLC, a New York-based investment firm.

Charitable Contributions

The Company has not made any contributions in excess of $1.0 million or 2% of the Company’s consolidated gross revenues to any tax-exempt organization in which an independent director serves as an executive officer in any of the preceding three years.

OTHER MATTERS

Other Matters

The Board of Directors knows of no other business that will be presented to shareholders at the 2007 Annual Meeting for a vote. If other matters properly come before the 2007 Annual Meeting, the persons named as proxies will vote on them in accordance with their discretion.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires our directors, executive officers and holders of more than 10% of our Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to fiscal 2006 and written representations from certain Reporting Persons, we believe that all Reporting Persons complied with all Section 16(a) filing requirements in fiscal 2006.

Procedures for Submitting Shareholder Proposals

The Company currently intends to hold our next annual meeting in May 2008.

Advance Notice Procedures for Proposals for Inclusion in our Proxy Statement. The Company’s Bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals included in the Company’s proxy statement, to be brought before an annual meeting of shareholders. In general, notice must be received by the Corporate Secretary of the Company not less than 120 days nor more than 150 days prior to the anniversary date of the proxy statement in connection with the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Therefore, to be presented at the Company’s 2008 annual meeting, such a proposal must be received by the Company on or after December 1, 2007 but no later than December 31, 2007. If the date of the annual meeting is more than 30 days earlier or later than the anniversary date of the prior year’s annual meeting, notice must be received not earlier than the 60th day prior to such annual meeting.

SEC Regulations for Proposals for Inclusion in our Proxy Statement. Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner and contain such information as required under the Company’s Bylaws, all as more fully described in the preceding paragraph. In addition, all shareholder proposals requested to be included in the Company’s proxy statement and proxy card must also comply with the federal securities laws in order to be included in the Company’s proxy statement and proxy card for the 2008 annual meeting. Copies of the Company’s Bylaws may be obtained free of charge by contacting the Corporate Secretary at Weight Watchers International, 11 Madison Avenue, 17th Floor, New York, NY 10010 (212) 589-2700.

All notices of proposals by shareholders, whether or not to be included in the Company’s proxy materials, should be sent to the attention of the Corporate Secretary at Weight Watchers International, 11 Madison Avenue, 17th Floor, New York, NY 10010 (212) 589-2700.

Shareholders of Record with Multiple Accounts

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as “householding.” While the Company does not household its mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. In these cases, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report he or she should notify his or her broker. Any shareholder can receive a copy of the Company’s proxy statement and annual report by contacting the Company at Weight Watchers International, Attention: Corporate Secretary, 11 Madison Avenue, 17th Floor, New York, NY 10010, (212) 589-2700. Similarly, if a shareholder shares an address with another shareholder and has received multiple copies of the Company’s proxy statement or annual report, he or she may write or call the Company at the above address or phone number to request a single copy of these materials.

Annual Report

The Annual Report to Shareholders covering the Company’s fiscal 2006 has been mailed together with the proxy solicitation material. The Annual Report does not form any part of the material for the solicitation of proxies.

Jeffrey A. Fiarman

Executive Vice President,

General Counsel and Secretary

Dated: March 30, 2007

Appendix A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

PURPOSE

The Audit Committee (the “Committee”) shall provide assistance to the Board of Directors (the “Board”) in fulfilling their oversight responsibility to the shareholders, potential shareholders, and investment community, relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Committee’s primary duties and responsibilities are to:

•	Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

•	Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

•	Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

•	Oversee the quality and integrity of the Corporation’s financial statements and the performance of the Corporation’s independent auditors.

•	Prepare such reports that SEC rules may require to be included in the Corporation’s annual proxy statement.

Note: The Corporation’s management is responsible for preparing the Corporation’s financial statements and the Corporation’s independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. Accordingly, the Committee’s is not responsible for certifying the Corporation’s financial statements or guaranteeing the auditor’s report.

The Committee will fulfill these responsibilities primarily by carrying out the Responsibilities and Duties enumerated below.

COMPOSITION AND QUALIFICATIONS

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be “independent” directors under the rules of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002, and each shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. No member of the Committee may serve on the audit committee of more than three public companies, including the Corporation, unless the Board (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be a “financial expert” as required by the Sarbanes-Oxley Act. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

No member of the Committee shall receive compensation other than (i) director’s fees for service as a director of the Corporation, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (ii) pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future services to the Corporation.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership. The Chairperson shall be entitled to cast a vote to resolve any ties. The Chairperson will chair all regular sessions of the Committee and set the agendas for Committee meetings.

MEETINGS

The Committee shall meet at least four times annually, or more frequently, as circumstances dictate. As part of its job to foster open communication, the Committee will meet periodically but not less than annually with management, the director of the internal auditing department and the independent accountants separately to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chairperson, will meet with the independent accountants and management quarterly to review the Corporation’s financial statements in a manner consistent with its Responsibilities and Duties as outlined below. All meetings of the Committee may be held telephonically.

RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent accountants the Corporation’s annual and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to public dissemination and a discussion with the independent accountants, of the matters required to be discussed by applicable Auditing Standards.

3. Review with management and the independent accountants the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies prior to the release of earnings. The Committee’s discussion of earnings press releases and earnings guidance with management may be general in nature and need not take place in advance of each earnings release or each instance in which the Corporation may provide earnings guidance. The Chairperson of the Committee may represent the entire Committee for purposes of this review and discussion.

4. Perform any functions required to be performed by the Committee or otherwise appropriate under applicable law, rules or regulations, the Corporation’s Bylaws and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

Independent Accountants

5. Retain and terminate independent accountants and approve all audit engagement fees and terms. Review the performance of the independent accountants. The Committee shall have the authority and responsibility, subject to shareholder approval, to select, evaluate and where appropriate, replace the outside auditor. The Committee shall inform the independent accountants that they shall report directly to the Committee and are ultimately accountable to the Committee and the entire Board for such independent accountant’s review and audit of the financial statements and report regarding financial internal controls of the Corporation. On an annual basis, the Committee should review and discuss with the independent accountants all significant relationships the independent accountants have with the Corporation to determine the independent accountants’ independence.

6. The Committee shall have the authority and responsibility to approve in advance any significant audit or non-audit engagement or relationship between the Corporation and the independent accountants, other than “prohibited non-auditing services”. The following shall be prohibited non-auditing services: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

Notwithstanding the foregoing, pre-approval is not necessary for minor non-audit services if: (i) the aggregate amount of all such non-audit services provided to the Corporation constitutes not more than five percent of the total amount of revenues paid by the Corporation to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. The Committee may delegate to one or more of its members the authority to approve in advance all significant audit or non-audit services to be provided by the independent auditors so long as it is presented to the full Committee at a later time.

7. Oversee independence of the independent accountants by:

•

receiving from the independent accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 (“ISB No. 1”);

•

reviewing and actively discussing with the Board, if necessary, and the independent accountants, on a periodic basis, any disclosed relationships or services between the independent accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of independent accountants; and

•	recommending, if necessary, that the Board take certain action to satisfy itself of the independent accountant’s independence.

8. Review, at least annually, the qualifications, performance and independence of the independent accountants. In conducting its review and evaluation, the Committee should:

(a)	Obtain and review a report by the Corporation’s independent accountant describing: (i) the accounting firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the accounting firm, and any steps taken to deal with any such issues; and (iii) to assess the accountant’s independence, all relationships between the independent accountant and the Corporation;

(b)	Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the accounting firm itself.

(c)	Confirm with any independent accountant retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Corporation in each of the five previous fiscal years of that Corporation.

(d)	Take into account the opinions of management and the Corporation’s internal auditors.

Financial Reporting Process

9. In consultation with the independent accountants, management and the internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent accountant reports from management and the independent accountant regarding: (i) all critical accounting policies and practices to be used by the Corporation; (ii) analyses prepared by management and/or the independent accountant setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Corporation’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent accountant; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles; (iv) major issues as to the adequacy of the Corporation’s internal controls and any specific audit steps adopted in light of material control deficiencies; (v) any other material written communications between the independent accountant and the Corporation’s management; and (vi) review regulatory and accounting proposals.

10. Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

11. Establish regular systems of reporting to the Committee by each of management, the independent accountants and the internal auditors, regarding any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

12. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements, restrictions on the scope of work or access to required information.

Legal Compliance/General

13. Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements. The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

14. Discuss with management and the independent accountants the Corporation’s guidelines and policies with respect to risk assessment and risk management.

15. Set clear hiring policies for employees or former employees of the independent accountants. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to the Corporation if the CEO, controller, CFO, chief accounting officer or any person serving in an equivalent capacity for the Corporation was employed by the registered public accounting firm and participated in the audit of the Corporation within one year of the initiation of the current audit.

16. Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

17. Prepare all reports required to be included in the Corporation’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

18. Report through its Chairperson to the Board following meetings of the Committee.

19. Maintain minutes or other records of meetings and activities of the Committee.

20. The Committee shall perform a review and evaluate, at least annually, of the performance of the Committee and its members, including reviewing this Charter and the compliance of the Committee with this Charter. The Committee shall conduct such evaluations and reviews in such manner as it deems reasonably appropriate.

PROXY

WEIGHT WATCHERS INTERNATIONAL, INC.

2007 Annual Meeting of Shareholders to be held on May 7, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints David P. Kirchhoff, Ann M. Sardini and Jeffrey A. Fiarman, and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of Weight Watchers International, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2007 Annual Meeting of Shareholders of the Company to be held on Monday, May 7, 2007, and at all adjournments and postponements thereof, upon matters set forth in the Notice of 2007 Annual Meeting of Shareholders and Proxy Statement dated March 30, 2007, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2.

YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU PLAN TO ATTEND THE 2007 ANNUAL MEETING OF SHAREHOLDERS IN PERSON, PLEASE MARK THE APPROPRIATE BOX ABOVE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Proposals—The Board of Directors recommends a date FOR all of the Class III Director nominees listed and FOR Proposal 2.

1.	Election of Directors: To elect three members to the Board of Directors to serve for a three-year term as a Class III Director.

01-Philippe J. Amouyal	For ☐	Withhold ☐	02-David P. Kirchhoff	For ☐	Withhold ☐	03-Sam K. Reed	For ☐	Withhold ☐

B	Ratification of Appointment of Independent Registered Public Accounting Firm

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2007.	For ☐	Against ☐	Abstain ☐

To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Mark the box to the right if you plan to attend the 2007 Annual Meeting.	☐

Mark the box to the right if you are interested in receiving future Company materials electronically.	☐

C	Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed—Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or custodian please give full title. A corporation or partnership must sign its full name by an authorized person.

Date (mm/dd/yyyy)—please date below	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box